UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                                      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Donegal Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

WE WILL HOLD ON APRIL 16, 2020

To the Stockholders of

DONEGAL GROUP INC.:

We will hold our 2020 annual meeting of stockholders (our “2020 Annual Meeting”) at 10:00 a.m., local time, on Thursday, April 16, 2020, at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601. At our 2020 Annual Meeting, our stockholders will vote on the following items of stockholder business:

•

The election of the four persons our board of directors has nominated to serve as Class A directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•	The approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

•	The ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

Our advance notice by-laws require that our stockholders submit to us, not later than 90 days prior to the first anniversary of the date on which we first mailed our proxy statement to stockholders for our most recent year’s annual meeting of stockholders, the information specified in those by-laws regarding any nomination by a stockholder of a candidate for election as a director or any proposal by a stockholder of any other item of stockholder business a stockholder wishes our stockholders to consider at our next forthcoming annual meeting of stockholders. That date was December 18, 2019 with respect to our 2020 Annual Meeting and is December 16, 2020 with respect to our 2021 annual meeting of stockholders. No stockholder made another nomination or other proposal for consideration by our stockholders at our 2020 Annual Meeting.

Our board of directors has established the close of business on March 2, 2020 as the record date for the determination of the holders of our Class A common stock and for the determination of the holders of our Class B common stock entitled to notice of, and to vote at, our 2020 Annual Meeting.

We include our 2019 Annual Report to stockholders (our “2019 Annual Report”) with this notice of our 2020 Annual Meeting and our proxy statement relating to our 2020 Annual Meeting. You may vote at our 2020 Annual Meeting in person, by mail, by telephone or via the Internet as we describe on the enclosed proxy card that you may use to vote by proxy at our 2020 Annual Meeting. Please return your duly signed and completed proxy card whether or not you plan to attend our 2020 Annual Meeting in person.

The accompanying proxy statement, together with the enclosed form of proxy card, is first being mailed to our stockholders on or about March 16, 2020.

By order of our board of directors,

Kevin G. Burke,
President and Chief Executive Officer

March 16, 2020
Marietta, Pennsylvania

Important Notice Regarding the Availability of Our Proxy Materials for

Our April 16, 2020 Annual Meeting

This mailing includes our notice of our 2020 Annual Meeting, our proxy statement with respect to our 2020 Annual Meeting and our 2019 Annual Report. You may also view each of these documents on the Internet at www.proxyvote.com. No information on our website other than our notice of our 2020 Annual Meeting, this proxy statement with respect to our 2020 Annual Meeting and our 2019 Annual Report constitutes a part of our proxy solicitation materials for our 2020 Annual Meeting or part of our 2019 Annual Report.

DONEGAL GROUP INC.

PROXY STATEMENT

Introduction

This proxy statement contains information relating to our 2020 Annual Meeting. We will hold our 2020 Annual Meeting at 10:00 a.m., local time, on Thursday, April 16, 2020, at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601.

On March 16, 2020, we commenced the mailing to our stockholders of record at the close of business on March 2, 2020 of:

•	this proxy statement;

•	a form of proxy card;

•

a postage-paid return envelope for the convenience of our stockholders in returning their completed and signed proxy card to the firm that tabulates the results of the proxy votes of our stockholders; and

•	our 2019 Annual Report.

We ask our stockholders to return their completed proxy cards promptly whether or not they plan to attend our 2020 Annual Meeting in person unless a stockholder prefers to vote in person, by telephone or via the Internet.

We will pay the costs of preparing and mailing our proxy materials for our 2020 Annual Meeting to our stockholders and making those materials available for our stockholders to view on the Internet. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy solicitation materials for our 2020 Annual Meeting to the beneficial owners of our Class A common stock and to the beneficial owners of our Class B common stock for whom such persons serve as record holders. We may also solicit proxies from some stockholders in person, by mail, by e-mail or by telephone through our directors, officers and regular employees whom we do not employ specifically for proxy solicitation purposes and none of whom will receive any additional compensation for performing such services.

Summary of Our 2019 Performance

For 2019, our total revenues increased 5.3% compared to 2018. We had net income of $47.2 million and net income per diluted Class A share of $1.67 for 2019, compared to a net loss in 2018. The following table depicts our total revenues, net income (loss), net income (loss) per diluted Class A share and net income (loss) per Class B share for the three years ended December 31, 2019, 2018 and 2017. For further information, we refer you to the financial statements we include in our 2019 Annual Report.

(i)

	Year Ended December 31
	2019	2018	2017
Total revenues	$812.5 million	$771.8 million	$739.0 million
Net income (loss)	47.2 million	(32.8) million	7.1 million
Net income (loss) per diluted Class A share	1.67	(1.18)	0.26
Net income (loss) per Class B share	1.51	(1.09)	0.22

We use the following defined terms in this proxy statement:

•	“Annual Meeting” or “2020 Annual Meeting” means our annual meeting of stockholders that we will hold on April 16, 2020;

•	“Annual Report” or “2019 Annual Report” means our Annual Report to our stockholders for 2019;

•	“Atlantic States” means Atlantic States Insurance Company;

•	“Code” means the Internal Revenue Code of 1986, as amended;

•	“Computershare” means Computershare Trust Company, N.A., the transfer agent for our Class A common stock and our Class B common stock;

•	“DGCL” means the Delaware General Corporation Law;

•	“DGI,” “we,” “us” or “our” means Donegal Group Inc.;

•	“Donegal Mutual” means Donegal Mutual Insurance Company;

•	“Exchange Act” means the Securities Exchange Act of 1934;

•	“Form 10-K Report” means the annual report on Form 10-K that we file annually with the SEC;

•	“MICO” means Michigan Insurance Company;

•	“PCAOB” means the Public Company Accounting Oversight Board (United States);

•	“Peninsula” means the Peninsula Insurance Group;

•	“PHCA” means the Pennsylvania Insurance Holding Companies Act;

•	“SEC” means the Securities and Exchange Commission; and

•	“Southern” means Southern Insurance Company of Virginia.

(ii)

CONTENTS

Page
PROXY STATEMENT	i
Introduction	i
Summary of Our 2019 Performance	i
OUR 2020 ANNUAL MEETING	1
What is the agenda for our 2020 Annual Meeting?	1
What is the effect of our advance notice by-laws?	1
What is the quorum requirement for the conduct of business at our 2020 Annual Meeting?	2
What is the order of business at our 2020 Annual Meeting?	2
Who is entitled to notice of, and who may vote at, our 2020 Annual Meeting?	3
Which of the items of stockholder business we will conduct at our 2020 Annual Meeting do we consider routine and which do we consider non-routine?	5
What percentage of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock is necessary to approve the items of stockholder business that will come before our 2020 Annual Meeting?	5
Broker Non-Votes	7
What are the voting rights of our stockholders?	7
How do you vote the DGI shares you own that are registered in your name and what is the deadline for voting?	9
How do you vote the DGI shares you own beneficially that are registered in the name of another person?	10
How does our board of directors recommend our stockholders vote at our 2020 Annual Meeting?	10
May you change your vote after you have voted by proxy but before the commencement of voting at our 2020 Annual Meeting?	11
Where can you find the voting results of our 2020 Annual Meeting?	11
CERTAIN BENEFICIAL OWNERS OF OUR CLASS A COMMON STOCK AND OUR CLASS B COMMON STOCK	12
Beneficial Owners of 5% or More of Our Class A Common Stock or Our Class B Common Stock	12
The Beneficial Ownership of Our Stock by Our Directors and Executive Officers	12
Delinquent Section 16(a) Reports	14
THE RELATIONSHIP OF DONEGAL MUTUAL AND DGI	14
Introduction	14
Our Relationship with Donegal Mutual	15
Our Capital Structure	16
Our Strategy to Maximize Stockholder Value	17
The Coordinating Committee	18
Inter-Company Transactions	20
The Risk Management Committee	22

(iii)

(iv)

Unless we otherwise expressly indicate, all of the financial information we include or incorporate by reference in this proxy statement for our 2020 Annual Meeting relates to our 2019 fiscal year. Our 2019 fiscal year began

on January 1, 2019 and ended on December 31, 2019.

(v)

OUR 2020 ANNUAL MEETING

In accordance with this proxy statement, our board of directors solicits proxies from our stockholders for use in connection with our 2020 Annual Meeting and any adjournment or postponement of our 2020 Annual Meeting. We will hold our 2020 Annual Meeting at 10:00 a.m., local time, on Thursday, April 16, 2020 at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601.

What is the agenda for our 2020 Annual Meeting?

At our 2020 Annual Meeting, our stockholders will consider and act upon the three items of stockholder business we propose as follows:

•

the election of the four persons our board of directors has nominated to serve as Class A directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•	the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

•	the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

What is the effect of our advance notice by-laws?

Our advance notice by-laws require that a stockholder provide us with a specified period of prior notice of that stockholder’s intention to nominate any candidate for election as a Class A director at our 2020 Annual Meeting or to propose any other item of stockholder business for stockholder consideration at our 2020 Annual Meeting.

Our advance notice by-laws establish a date by which a stockholder must submit a stockholder proposal to us with respect to our next forthcoming annual meeting of stockholders. That date in general is 90 days prior to the first anniversary of the mailing date of our proxy solicitation material for our prior year’s annual meeting of stockholders. After that date, a stockholder may no longer propose any candidate for election as a director at our next forthcoming annual meeting of stockholders and may no longer propose any other item of stockholder business for consideration and a vote by our stockholders at our next forthcoming annual meeting of stockholders. For our 2020 Annual Meeting, that date was December 18, 2019. For our 2021 annual meeting of stockholders, that date is December 16, 2020. The purpose of our advance notice by-laws is to ensure that we can include in our annual proxy statements, for the information of all of our stockholders, all of the actions we or others propose to present for consideration by our stockholders at our annual meetings of stockholders.

No stockholder has nominated a candidate for election as a Class A director at our 2020 Annual Meeting or proposed the transaction of any other item of stockholder business at our 2020 Annual Meeting. Therefore, under applicable law and our by-laws, at our 2020 Annual Meeting:

•	no stockholder may validly present a nomination of a candidate for election as a Class A director or validly propose any other item of stockholder business; and

•

we will not conduct a vote of our stockholders on any item of stockholder business other than those three items of stockholder business we describe in this proxy statement and in our accompanying notice of our 2020 Annual Meeting and procedural matters related to the conduct of our 2020 Annual Meeting.

We are a Delaware corporation. Therefore, the DGCL, our amended and restated certificate of incorporation as currently in effect and our by-laws as currently in effect govern the conduct of business at our annual meetings of stockholders, our relationships with our stockholders and the relative rights, powers, duties and obligations of us and our stockholders, directors, nominees for directors, officers and employees.

What is the quorum requirement for the conduct of business at our 2020 Annual Meeting?

Our by-laws provide that the presence, in person or by proxy, of not less than a majority of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock as of the record date for our 2020 Annual Meeting voting together as a single class constitutes a quorum at our 2020 Annual Meeting. Because Donegal Mutual owns approximately 71% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and all of Donegal Mutual’s shares will be present at our 2020 Annual Meeting, a quorum will be present at our 2020 Annual Meeting. Because a quorum will be present at our 2020 Annual Meeting, our stockholders will have the legal power and authority to conduct the three items of stockholder business at our 2020 Annual Meeting that we describe in our notice of our 2020 Annual Meeting and in this proxy statement.

What is the order of business at Our 2020 Annual Meeting?

Our by-laws and applicable provisions of the DGCL govern the organization, conduct of business at and the adjournment or postponement of our 2020 Annual Meeting. Our board of directors has designated Kevin G. Burke, our president and chief executive officer, as the presiding officer of our 2020 Annual Meeting. Mr. Burke will call our 2020 Annual Meeting to order and will conduct the business of our 2020 Annual Meeting, including voting upon the three items of stockholder business upon which our stockholders will vote at our 2020 Annual Meeting. Mr. Burke, in his capacity as the presiding officer of our 2020 Annual Meeting, will determine, in his discretion, the order of the items of stockholder business we will conduct at our 2020 Annual Meeting and the procedural manner in which we will conduct the business of our 2020 Annual Meeting. If Mr. Burke is unavailable for any reason, our board of directors will designate a replacement as presiding officer of our 2020 Annual Meeting.

We have historically conducted the voting on the items of stockholder business we submit for a stockholder vote at our annual meetings of stockholders immediately following the calling to order of our annual meetings and the determination of a quorum by the presiding officer of our annual meetings. We currently intend to follow a substantially similar procedure at our 2020 Annual Meeting. After our stockholders have voted on the three items of stockholder business we describe in this proxy statement, and the inspectors of election our board of directors has appointed have tallied the voting on those three items of stockholder business, Kevin G. Burke, our president and chief executive officer, and Jeffrey D. Miller, our executive vice president and chief financial officer, will then discuss our results of operations for 2019 compared to 2018 and our outlook for 2020. After those remarks, the inspectors of election for our 2020 Annual Meeting will announce the results of the voting on the three items of business on which our stockholders have voted at our 2020 Annual Meeting. Then Messrs. Burke and Miller will, as they deem appropriate in their discretion under then prevailing circumstances, recognize stockholders who wish to ask pertinent questions or make comments.

Who is entitled to notice of, and who may vote at, our 2020 Annual Meeting?

Our board of directors established the close of business on March 2, 2020 as the record date for the determination of the holders of our Class A common stock and the holders of our Class B common stock who are entitled to notice of, and to vote at, our 2020 Annual Meeting. We refer to those eligible stockholders as “stockholders of record” in this proxy statement. Stockholders of record, including persons whom a stockholder of record duly and validly appoints as the proxy of such stockholder of record, may attend, and vote at, our 2020 Annual Meeting.

Each share of our Class A common stock held of record for our 2020 Annual Meeting has the right to cast one-tenth of a vote for each nominee for election as a Class A director at our 2020 Annual Meeting and for the other items of stockholder business we submit to a vote of our stockholders at our 2020 Annual Meeting.

Each share of our Class B common stock held of record for our 2020 Annual Meeting has the right to cast one vote for each nominee for election as a Class A director at our 2020 Annual Meeting and for the other items of stockholder business we submit to a vote of our stockholders at our 2020 Annual Meeting.

We will request valid photographic identification, such as a currently valid driver’s license, before we permit a stockholder of record, or a proxy for a stockholder of record, to attend our 2020 Annual Meeting in person. If you are a beneficial owner, you will also need to bring a copy of your voting instructions card or brokerage statement reflecting your stock ownership as of the record date. We will not permit cameras, recording devices, cell phones and other electronic devices at our 2020 Annual Meeting other than those we operate. Security measures at our 2020 Annual Meeting may include bag, metal detector and hand-wand searches.

Even if you currently plan to attend our 2020 Annual Meeting and vote in person, we recommend that you vote by proxy using one of the methods we describe in this proxy statement under “How do you vote the DGI shares you own that are registered in your name and what is the deadline for voting?” By using one of those methods of voting, we can then recognize your votes even if you later do not, or cannot, for any reason attend our 2020 Annual Meeting and vote in person.

Computershare, our independent stock transfer agent, has prepared and certified a list of all holders of our Class A common stock and all holders of our Class B common stock outstanding as of the close of business on March 2, 2020, the record date for our 2020 Annual Meeting. If your name appears on that certified list of stockholders, you are a stockholder of record entitled to vote in person or by proxy at our 2020 Annual Meeting. For example, you are a stockholder of record if you received this proxy statement and the related materials for our 2020 Annual Meeting directly from us through our mailing agent and not indirectly from another person who is the record holder of the shares you own beneficially, such as a bank, a brokerage firm or other fiduciary or representative.

Our by-laws, in compliance with the DGCL, provide a stockholder of record an opportunity, subject to that stockholder of record’s prior compliance with certain conditions we describe in this proxy statement, during the ten calendar days preceding the date of our 2020 Annual Meeting, to examine, at our principal executive offices in Marietta, Pennsylvania, an alphabetical list of the holders of record for our 2020 Annual Meeting of our Class A common stock and an alphabetical list of the holders of record for our 2020 Annual Meeting of our Class B common stock. We will grant the request of a stockholder of record to make such an examination if:

•

the stockholder of record makes a written request to make such an examination at our principal executive offices during such ten-day period addressed to Jeffrey D. Miller, our executive vice president and chief financial officer; and

•

we determine, in our discretion, that the stockholder of record’s request to examine our stockholder list is proper and legally relevant to one of the three items of stockholder business we will conduct at our 2020 Annual Meeting.

If a stockholder of record does not make such a written request to inspect our list of stockholders within the ten-day period we describe above or if we make a determination, in our discretion, that the stockholder of record’s request for inspection of our list of stockholders within such ten-day period is not proper or not legally relevant to one of the three items of stockholder business we will conduct at our 2020 Annual Meeting, we will not permit that stockholder of record to examine the list of the record holders of our Class A common stock and the record holders of our Class B common stock.

If you are the beneficial owner of shares of our Class A common stock or the beneficial owner of shares of our Class B common stock registered in the name of a bank, broker or other fiduciary or representative, which we also refer to in this proxy statement as shares held in “street name,” we consider you the beneficial owner of the shares your bank, your broker or your other fiduciary or representative holds for you, and we consider your bank, your broker or your other fiduciary or representative the stockholder of record of your shares. Your bank, your broker or your other fiduciary or representative will send you separately, as the beneficial owner, information describing the procedure for you to vote your shares. You should follow the instructions your bank, your broker or your other fiduciary or representative provides to you on how to vote your shares held in street name in the manner you determine.

Which of the items of stockholder business we will conduct at our 2020 Annual Meeting do we consider routine and which do we consider non-routine?

We will transact three items of stockholder business at our 2020 Annual Meeting. We consider these items routine or non-routine as we indicate in the table below:

Item of Business	Routine	Non-Routine
Election of Class A directors		X
Approval, on a non-binding advisory basis, of the compensation of our named executive officers		X
Ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020	X

Under applicable rules, a record owner who is not also the beneficial owner, such as a broker, has the authority to vote on routine matters, but may not vote on non-routine matters. If you do not give specific voting instructions to the institution that holds your shares with respect to a non-routine matter, the institution will inform the inspectors of election that it does not have authority to vote on that non-routine matter with respect to your shares. This lack of authority is known as a broker non-vote.

What percentage of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock is necessary to approve the items of stockholder business that will come before our 2020 Annual Meeting?

Election of Four Class A Directors

The four persons our board of directors has nominated for election as Class A directors are the only nominees eligible for election as Class A directors at our 2020 Annual Meeting and any adjournment or postponement of our 2020 Annual Meeting. Our certificate of incorporation and our by-laws do not authorize cumulative voting in the election of our directors. As the DGCL permits and our by-laws provide, we utilize a plurality of the votes cast standard, and not a majority of the outstanding votes cast standard, in determining the election of our directors by our stockholders. Our certificate of incorporation provides that our shares of Class A common stock and our shares of Class B common stock vote together as a single class in the election of our directors. At our 2020 Annual Meeting, our stockholders will elect as Class A directors the four nominees for election as Class A directors who receive the highest number of stockholder votes at our 2020 Annual Meeting. The four persons elected as Class A directors at our 2020 Annual Meeting will serve for a term of three years and until the election of their respective successors and their respective successors take office.

If you properly submit your proxy and mark Withhold Authority for the election of some or all of our nominees for election as Class A directors, the proxies we have named will not vote your shares for the election of the nominee or nominees as Class A directors as to whom you have withheld authority. We will count the shares for which you have withheld authority to vote for the election of Class A directors as present at our 2020 Annual Meeting for the purpose of determining whether a quorum is present at our 2020 Annual Meeting. Because Donegal Mutual will vote all of its shares for the election of the four nominees for Class A directors we name in this proxy statement and Donegal Mutual-owned shares constitute 71% of votes entitled to be cast at our 2020 Annual Meeting, our stockholders will elect those Class A nominees (Kevin G. Burke, Jack L. Hess, David C. King and Annette B. Szady) at our 2020 Annual Meeting to serve as Class A directors for a term of three years and until the election of their respective successors and their respective successors take office.

Approval, on a Non-binding Advisory Basis, of the Compensation of Our Named Executive Officers

Approval of our proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, voting together as a single class, present in person or by proxy and entitled to vote on the proposal at our 2020 Annual Meeting. Because Donegal Mutual will vote all of its DGI shares to approve our proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers and the Donegal Mutual-owned shares constitute approximately 71% of the votes entitled to be cast at our 2020 Annual Meeting, our stockholders will approve our proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers.

Ratification of the Appointment by Our Audit Committee of KPMG LLP to Serve as Our Independent Registered Public Accounting Firm for 2020

Ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020 requires the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, voting together as a single class, present in person or by proxy and entitled to vote on the proposal at our 2020 Annual Meeting. Because Donegal Mutual will vote all of its shares for ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for 2020 and the Donegal Mutual-owned shares constitute approximately 71% of the votes entitled to be cast at our 2020 Annual Meeting, our stockholders will approve the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for 2020.

Broker Non-Votes

Broker non-votes are shares brokers or nominees hold of record in their name for which such brokers or nominees do not have discretionary voting power on the item to be voted upon and may not vote on the item because the broker or nominee has not received voting instructions from the beneficial owner of those shares. Broker non-votes, if any, will be treated as votes present for the purpose of determining a quorum at our 2020 Annual Meeting but will not affect the outcome of any matter we submit to a vote of our stockholders at our 2020 Annual Meeting. The following table summarizes the three items of stockholder business our stockholders will vote upon at our 2020 Annual Meeting and the voting options, vote required, effect of abstentions and effect of broker non-votes for each item.

Proposals for Your Vote	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of four Class A directors	“For” or “Withhold”	Plurality of the votes cast	No effect	No effect
Approval, on a non-binding advisory basis, of the compensation of our named executive officers	“For,” “Against” or “Abstain”	Majority of the votes cast	No effect	No effect
Ratification of Appointment of Independent Public Accounting Firm	“For,” “Against” or “Abstain”	Majority of votes cast	No effect	Brokers have discretion to vote

What are the voting rights of our stockholders?

At the close of business on March 2, 2020, we had outstanding:

•

23,277,039 shares of our Class A common stock, each share of which entitles its holder to cast one-tenth of a vote per share with respect to each matter we submit to a vote of our stockholders at our 2020 Annual Meeting; and

•

5,576,775 shares of our Class B common stock, each share of which entitles its holder to cast one vote per share with respect to each matter we submit to a vote of our stockholders at our 2020 Annual Meeting.

In summary:

•

the holders of record of all of our outstanding shares of Class A common stock have the right to cast a total of 2,327,703 votes on each matter we submit to a vote of our stockholders at our 2020 Annual Meeting;

•

the holders of record of all of our outstanding shares of Class B common stock have the right to cast a total of 5,576,775 votes on each matter we submit to a vote of our stockholders at our 2020 Annual Meeting; and

•

the holders of record of all of our outstanding shares of Class A common stock and the holders of record of all of our outstanding shares of Class B common stock voting together as a single class have the right to cast a total of 7,904,478 votes on each matter we submit to a vote of our stockholders at our 2020 Annual Meeting.

At the close of business on March 2, 2020, Donegal Mutual owned of record and beneficially 9,851,025 shares, or approximately 42.3%, of our outstanding Class A common stock, and 4,654,339 shares, or 83.5%, of our outstanding Class B common stock. Donegal Mutual therefore has the right to cast votes that constitute approximately 71% of the combined voting power at our 2020 Annual Meeting on each matter we submit to a vote of our stockholders at our 2020 Annual Meeting.

Donegal Mutual has advised us that it will vote all of its shares of our Class A common stock and all of its shares of our Class B common stock at our 2020 Annual Meeting as follows:

•

for the election of Kevin G. Burke, Jack L. Hess, David C. King and Annette B. Szady to serve as Class A directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•	for the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

•	for the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

As a result, based on the information Donegal Mutual furnished to us as to how Donegal Mutual will vote its shares at our 2020 Annual Meeting and because Donegal Mutual-owned shares constitute 71% of votes entitled to be cast at our 2020 Annual Meeting, we anticipate our stockholders will, at our 2020 Annual Meeting:

•

elect Kevin G. Burke, Jack L. Hess, David C. King and Annette B. Szady to serve as Class A directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•	approve, on a non-binding advisory basis, the compensation of our named executive officers; and

•	ratify the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

How do you vote the DGI shares you own that are registered in your name and what is the deadline for voting?

If the certified list our transfer agent prepared of the holders of our Class A common stock and the holders of our Class B common stock as of the record date includes your name, you are a stockholder of record and you may attend our 2020 Annual Meeting and vote in person or by proxy on the items of stockholder business we submit to a vote of our stockholders at our 2020 Annual Meeting.

You may vote by using one of the following four methods:

Vote in person – attend our 2020 Annual Meeting and cast a vote in person.

Vote by telephone – use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card available when you call. When requested, enter the control numbers your proxy card lists and then follow the prompts for voting your shares at our 2020 Annual Meeting. The telephone number is 1-800-690-6903.

Vote by mail – mark, sign and date the proxy card we have mailed to you and return it in the postage-prepaid envelope we mailed to you along with this proxy statement and our other proxy solicitation materials for our 2020 Annual Meeting.

Vote via the Internet – use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card available when you access the website. When requested, enter the control number your proxy card lists and then create a ballot and submit your marked ballot for voting your shares at our 2020 Annual Meeting over the Internet. The website address for voting via the Internet is www.proxyvote.com.

The deadline for stockholders of record to vote at our 2020 Annual Meeting by telephone or via the Internet is 11:59 p.m., local time, on April 15, 2020 for shares held directly and 11:59 p.m., local time, on April 13, 2020 for shares held in the 401(k) Plan of Donegal Mutual. The deadline for our receipt of proxies submitted by mail or by express delivery services for voting at our 2020 Annual Meeting is 3:00 p.m., local time, on April 15, 2020. If you vote by proxy, the proxies our board of directors has appointed will vote your shares as you direct on any proxy card you return by mail, by telephone or via the Internet.

If a broker, bank or other fiduciary or representative is the holder of record of your shares, see “How do you vote the DGI shares you own beneficially that are registered in the name of another person?” below.

How do you vote the DGI shares you own beneficially that are registered in the name of another person?

If you are not a stockholder of record, but you are a “beneficial owner” of our Class A common stock or our Class B common stock at the close of business on March 2, 2020, which means that the list of our stockholders of record at the close of business on March 2, 2020 our transfer agent prepared does not include your name but instead the name of the bank, broker or other fiduciary or representative who is the holder of record of your shares, you must either direct the holder of record of your shares to vote your shares on your behalf on the items of stockholder business upon which our stockholders will vote at our 2020 Annual Meeting or you must obtain a form of proxy from your holder of record that you may then vote as if you were the holder of record. Your broker does not have the discretion to vote your shares for the election of four Class A directors or approval, on a non-binding advisory basis, of the compensation of our named executive officers.

Your broker, however, does have the discretion to vote your shares on routine matters at our 2020 Annual Meeting. The stockholder ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020 is a routine matter as to which your broker may exercise discretionary voting power.

If you are a “beneficial owner” of our Class A common stock or our Class B common stock and desire to attend our 2020 Annual Meeting and vote the shares you beneficially own at our 2020 Annual Meeting in person, you must obtain a proxy from your holder of record that you may vote as if you were the holder of record and not direct your holder of record how to vote. Your holder of record is generally the bank, broker or other fiduciary or representative who holds your shares in its name on your behalf.

How does our board of directors recommend our stockholders vote at our 2020 Annual Meeting?

Our board of directors unanimously recommends that each of our stockholders complete such stockholder’s proxy and vote as follows:

•

For the election of Kevin G. Burke, Jack L. Hess, David C. King and Annette B. Szady to serve as Class A directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•	For the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

•	For ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

Unless you mark your proxy card to the contrary, the proxies our board of directors has appointed will vote your shares represented by a duly completed proxy as follows:

•	For the election of the four nominees for Class A directors we name in this proxy statement;

•	For the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

•	For ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

May you change your vote after you have voted by proxy but before the commencement of voting at our 2020 Annual Meeting?

Yes. You may revoke your proxy at any time prior to the time when the proxies our board of directors appointed have completed their collection of ballots during our 2020 Annual Meeting. If you are a stockholder of record, you may revoke your proxy by timely:

•	submitting to our corporate secretary a notice of revocation of your proxy by telephone, via the Internet or by mail at Donegal Group Inc., P.O. Box 302, Marietta, PA 17547;

•	returning a second proxy dated later than the date of your first proxy by telephone, via the Internet or by mail; or

•	voting in person at our 2020 Annual Meeting.

However, if you attend our 2020 Annual Meeting in person and do not submit a ballot at our 2020 Annual Meeting, our proxies will vote the proxy you most recently submitted to them in accordance with the instructions you provided on that most recently submitted proxy.

If you are a beneficial owner, you must contact the bank, broker, nominee, other fiduciary or representative or other person that is the holder of record of the shares you own in order to revoke your voting instructions or to change your vote.

If you have any questions about our 2020 Annual Meeting or voting your shares, please call Jeffrey D. Miller, our executive vice president and chief financial officer, at 1-800-877-0600 or e-mail Mr. Miller at jeffmiller@donegalgroup.com.

Where can you find the voting results of our 2020 Annual Meeting?

We will announce preliminary voting results at our 2020 Annual Meeting. The inspector of election will tally final voting results after the taking of the vote at our 2020 Annual Meeting. We will publish the final voting results in a Current Report on Form 8-K, which we are required to file with the SEC.

CERTAIN BENEFICIAL OWNERS OF OUR CLASS A COMMON STOCK

AND OUR CLASS B COMMON STOCK

Beneficial Owners of 5% or More of Our Class A Common Stock or Our Class B Common Stock

The table below lists each person whom we believe beneficially owned 5% or more of the outstanding shares of our Class A common stock (NASDAQ symbol DGICA) or 5% or more of the outstanding shares of our Class B common stock (NASDAQ symbol DGICB), in each case, as of the close of business on March 2, 2020.

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Owned	Shares Beneficially Owned	Percent Owned
Donegal Mutual Insurance Company 1195 River Road Marietta, PA 17547	9,851,025	42.3%	4,654,339	83.5%
Dimensional Fund Advisors LP(1) 6300 Bee Cave Road Austin, TX 78746	1,787,890	7.7%	—	—
Donald H. Nikolaus(2) 1195 River Road Marietta, PA 17547	1,423,862	5.9%	186,603	3.3%

(1)

Dimensional Fund Advisors LP reported the ownership information shown in the above table in a Schedule 13G/A it filed with the SEC on February 12, 2020. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

(2)

Mr. Nikolaus holds stock options exercisable at March 2, 2020 or that become exercisable within 60 days after March 2, 2020 to purchase 901,500 shares of our Class A common stock. This total also includes 166,369 shares of our Class A common stock and 3,938 shares of our Class B common stock that a Nikolaus family foundation, of which Mr. Nikolaus is a trustee, owned at the close of business on March 2, 2020.

The Beneficial Ownership of Our Stock by Our Directors and Executive Officers

The following table shows the amount and the percentage of the outstanding shares of our Class A common stock and the amount and the percentage of the outstanding shares of our Class B common stock that each of our directors, each of our nominees for director, each of our named executive officers and all of our executive officers, our nominees for director and our directors as a group owned beneficially at the close of business on March 2, 2020. The total shares shown for each person includes shares the person owned jointly, in whole or in part, with the person’s spouse, or owned individually by the person’s spouse and shares purchasable upon the exercise of stock options that were exercisable as of March 2, 2020 or that become exercisable within 60 days after March 2, 2020. The ownership of each director, nominee for director and executive officer is less than 1% unless the table below indicates otherwise.

	Class A Common Stock		Class B Common Stock
Name of Individual or Identity of Group(1)	Shares Beneficially Owned	Percent Owned	Shares Beneficially Owned	Percent Owned
Directors and Nominees for Director:
Scott A. Berlucchi	65,090	—	—	—
Dennis J. Bixenman	56,655	—	—	—
Robert S. Bolinger	57,110	—	1,450	—
Kevin G. Burke	378,483	1.6%	—	—
Patricia A. Gilmartin	43,167	—	—	—
Jack L. Hess	96,525	—	—	—
Barry C. Huber	34,067	—	—	—
David C. King	—	—	—	—
Kevin M. Kraft, Sr.	69,436	—	—	—
Jon M. Mahan	65,988	—	—	—
S. Trezevant Moore, Jr.	74,655	—	1,000	—
Annette B. Szady	—	—	—	—
Richard D. Wampler, II	67,102	—	—	—

Executive Officers:
Jeffrey D. Miller	401,917	1.7	584	—
Cyril J. Greenya	347,715	1.5	820	—
Richard G. Kelley	232,321	1.0	—	—
Sanjay Pandey	271,296	1.2	—	—
Daniel J. Wagner	417,204	1.8	166	—

All directors and executive officers as a group (18 persons)	2,678,731	10.4%	4,020	—

(1)	Each director we name above holds currently exercisable stock options to purchase 59,000 shares of our Class A common stock with the exception of the following directors:

•	Mr. Bixenman and Mr. Hess hold currently exercisable stock options to purchase 51,000 shares of our Class A common stock;

•	Mr. Burke holds currently exercisable stock options to purchase 371,000 shares of our Class A common stock;

•	Mr. Bolinger holds currently exercisable stock options to purchase 47,000 shares of our Class A common stock;

•	Mrs. Gilmartin holds currently exercisable stock options to purchase 41,667 shares of our Class A common stock;

•	Mr. Huber holds currently exercisable stock options to purchase 27,200 shares of our Class A common stock; and

•	Mr. King and Mrs. Szady do not hold any stock options.

The named executive officers listed below hold stock options to purchase shares of our Class A common stock included in the table above as follows:

Mr. Miller	—	357,333 shares;
Mr. Greenya	—	338,667 shares;
Mr. Kelley	—	201,667 shares;
Mr. Pandey	—	265,334 shares; and
Mr. Wagner	—	338,667 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that each of our directors, each of our executive officers and any person who owns 10% or more of the outstanding shares of our Class A common stock or 10% or more of the outstanding shares of our Class B common stock file with the SEC initial reports of their ownership of 10% or more of our Class A common stock or 10% or more of our Class B common stock as well as reports of subsequent changes in that ownership. Such persons must also furnish us with copies of all reports they file with the SEC pursuant to Section 16(a). As a practical matter, we assist our executive officers and directors in completing these filings on a timely basis by monitoring such transactions and completing and filing such SEC reports on behalf of those executive officers and directors who request us to do so.

Based solely upon our review of the Section 16(a) filings our executive officers and directors made with the SEC during 2019 and written representations we received with respect to 2019 from our directors and executive officers, we believe that during 2019 all of our directors and executive officers filed all required Section 16(a) reports on a timely basis, except that Mr. Greenya made a late filing of one Form 4 report reporting a stock option grant.

THE RELATIONSHIP OF DONEGAL MUTUAL AND DGI

Introduction

Donegal Mutual and DGI’s insurance subsidiaries conduct business together as the Donegal Insurance Group in 20 Mid-Atlantic, Midwestern, New England and Southern states. In addition, Donegal Mutual and its insurance subsidiaries conduct business in four Southwestern states. During 2019, A.M. Best Company reported that the Donegal Insurance Group ranked as the 85th largest property and casualty insurance group in the United States based on its net premiums written in 2018. A.M. Best Company has assigned its financial strength rating of A (Excellent) to the Donegal Insurance Group. The Donegal Insurance Group has received an A.M. Best financial strength rating of A (Excellent) for the last 27 successive years.

Our Relationship with Donegal Mutual

Since the establishment of Atlantic States as our wholly owned property and casualty insurance company and our downstream insurance holding company system in 1986, Donegal Mutual and Atlantic States have been parties to a proportional reinsurance agreement, or pooling agreement, that became effective October 1, 1986. Under the pooling agreement, Donegal Mutual and Atlantic States pool substantially all of their respective premiums, losses and loss expenses. The underwriting pool includes the business Donegal Mutual assumes from Southern Mutual Insurance Company and several of our insurance subsidiaries. The underwriting pool does not include the business Donegal Mutual conducts in four Southwestern states. The underwriting pool homogenizes the risk characteristics of business Donegal Mutual and Atlantic States place into the underwriting pool. Atlantic States receives an allocation of 80% from the underwriting pool and Donegal Mutual receives an allocation of 20%. We do not anticipate any change in the allocation of the underwriting pool between Donegal Mutual and Atlantic States in the future. The business Atlantic States derives from the underwriting pool represents a significant percentage of our total consolidated revenues.

Donegal Mutual and our insurance subsidiaries conduct business together as the Donegal Insurance Group, while each entity retains its separate legal and corporate existence. As the Donegal Insurance Group, Donegal Mutual and our insurance subsidiaries share a combined business plan to enhance market penetration and underwriting profitability. As such, Donegal Mutual and our insurance subsidiaries share the same business philosophies, the same management, the same employees and the same facilities and offer the same types of insurance products.

The products Donegal Mutual and our insurance subsidiaries offer are generally complementary, which permits the Donegal Insurance Group to offer a broad range of products in a given market and to expand the Donegal Insurance Group’s ability to service an entire personal lines or commercial lines account. Distinctions within the products Donegal Mutual and our insurance subsidiaries offer generally relate to specific risk profiles within similar classes of business, such as preferred tier products versus standard tier products. Donegal Mutual and we do not allocate all of the standard risk gradients to one company. As a result, the underwriting results of the business the individual companies write directly will vary.

Our insurance subsidiaries paid a total of $4.0 million in dividends to us during 2019. These dividends are one of the sources of the funds we utilized to pay quarterly cash dividends to our stockholders. We paid $16.1 million in dividends to our stockholders in 2019, of which Donegal Mutual received $8.1 million based on its ownership of shares of our Class A common stock and shares of our Class B common stock on the respective record dates for the dividends we paid during 2019.

Our Capital Structure

We have two outstanding classes of common stock, our Class A common stock and our Class B common stock.

Our Class A common stock has one-tenth of a vote per share and our Class B common stock has one vote per share.

The principal benefit to us from our two-class capital structure is our ability to issue our Class A common stock or securities convertible into or exchangeable for our Class A common stock for financing, acquisition and compensation purposes without materially adversely affecting the relative voting power of any of our stockholders, including Donegal Mutual.

Every holder of our Class A common stock and every holder of our Class B common stock who owns shares of our Class A common stock or our Class B common stock has purchased our Class A common stock or our Class B common stock with the prior knowledge and consistent disclosure by us that Donegal Mutual has, since our formation in 1986, held majority voting control of us and intends to maintain that majority control for the long-term future. Our board of directors believes that Donegal Mutual’s majority voting control of us is in our long-term best interests and the long-term best interests of Donegal Mutual.

As a result of reviews that occurred in February 2020 and March 2020, both our board of directors and Donegal Mutual’s board of directors reaffirmed their respective belief that the Donegal Mutual-DGI structure and the inter-company relationships between Donegal Mutual and DGI and its insurance subsidiaries we describe in this proxy statement continue to be appropriate for the respective businesses and operations of Donegal Mutual and of DGI and our insurance subsidiaries. Our board of directors reaffirmed in March 2020 that preservation of the relationship between Donegal Mutual and us and our status as a public company of which Donegal Mutual owns approximately 71% of the combined voting power of our Class A common stock and our Class B common stock is in the collective best interests of the constituencies that we and Donegal Mutual serve, including:

•	our stockholders;

•	the policyholders of our insurance subsidiaries and the policyholders of Donegal Mutual;

•	Donegal Mutual’s employees who provide services to us and our insurance subsidiaries pursuant to a services agreement we describe later in this proxy statement;

•	the independent insurance agents who represent Donegal Mutual and our insurance subsidiaries; and

•	the local communities in which Donegal Mutual, we and our insurance subsidiaries maintain offices.

We believe our relationships with Donegal Mutual we describe in this proxy statement provide the Donegal Insurance Group with a number of important business benefits, including the following:

•	facilitating the stable management, consistent underwriting discipline, external growth and long-term profitability of the Donegal Insurance Group;

•	creating operational and expense synergies given the combined resources and operating efficiencies of the member companies of the Donegal Insurance Group;

•

providing Donegal Mutual and Atlantic States with a significantly larger underwriting capacity than either company could achieve independently because of the underwriting pool Donegal Mutual and Atlantic States maintain;

•

enhancing our opportunities to expand by acquisition because of the ability of Donegal Mutual to acquire control of other mutual insurance companies, implement more cost-effective external reinsurance because of our significantly greater size and provide additional experienced management and, thereafter, demutualize those companies and then sell them to us at a fair price or reinsure substantially all of their insurance business and place such reinsured business in the underwriting pool; and

•

producing more uniform and stable underwriting results for the Donegal Insurance Group than any of the individual member companies could achieve without the relationships between Donegal Mutual and our insurance subsidiaries we describe in this proxy statement.

We refer our stockholders to our Form 10-K Report for our fiscal year ended December 31, 2019 for further information about our business strategies and our relationship with Donegal Mutual.

Our Strategy to Maximize Stockholder Value

A fundamental goal of our board of directors and management is to maximize stockholder value over the long-term. We conduct our operations with this fundamental goal in mind. Our business strategies seek to maximize stockholder value by improving operating efficiencies as well as pursuing internal and external growth in order to enhance the long-term, cost-effectiveness and operating profits of our businesses. Our board of directors and management regularly evaluate our business strategies and concentrate on improving our long-term, sustainable earnings. We focus on:

•

seeking to achieve underwriting profitability by carefully selecting product lines, evaluating individual risks based on historic results, minimizing our exposure to catastrophe-prone areas, analyzing the cost and availability of external reinsurance as well as the levels at which we purchase external reinsurance for the member companies of the Donegal Insurance Group and evaluating claims history on a regular basis to analyze the adequacy of our underwriting guidelines and product pricing;

•

pursuing profitable growth by organic expansion within the traditional operating territories of our insurance subsidiaries through developing, maintaining and expanding quality independent insurance agency representation;

•

enhancing the results of operations of our insurance subsidiaries through expense reductions and the utilization of technology to increase operating efficiency and effective electronic communication with our agents, policyholders and potential policyholders;

•	providing responsive and friendly customer and agent service to enable our insurance subsidiaries to attract new policyholders and retain existing policyholders;

•

maintaining premium rates that are sufficient to result in the underwriting profitability of our insurance subsidiaries over the long-term, while maintaining high levels of retention for their existing books of business, and, at the same time, enhancing their ability to write new business; and

•

seeking to acquire property and casualty insurance companies or blocks of existing in-force insurance policies that augment the organic growth of our insurance subsidiaries in existing markets and expand our business into adjacent geographic regions.

The Coordinating Committee

Donegal Mutual and we maintain a coordinating committee that consists of two members of our board of directors, neither of whom is a member of Donegal Mutual’s board of directors, and two members of Donegal Mutual’s board of directors, neither of whom is a member of our board of directors. The purpose of the coordinating committee is to maintain a process for an on-going evaluation of the fairness of the terms of all transactions between Donegal Mutual and its policyholders, on the one hand, and our insurance subsidiaries, us and our stockholders, on the other hand.

Any change to an agreement between Donegal Mutual, on the one hand, and us or any of our insurance subsidiaries, on the other hand, or any new agreement between Donegal Mutual, on the one hand, and us or any of our insurance subsidiaries, on the other hand, is also subject to the applicable provisions of the Pennsylvania Insurance Company Law of 1921, as amended, and the PHCA, as well as the laws of the other states of domicile of our insurance subsidiaries.

The coordinating committee will only approve a new agreement between Donegal Mutual and us or Donegal Mutual and one or more of our insurance subsidiaries or a change in an existing agreement between Donegal Mutual and us or Donegal Mutual and one or more of our insurance subsidiaries if:

•	both of our members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to us and in the best interests of our stockholders; and

•

both of Donegal Mutual’s members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to Donegal Mutual and in the best interests of Donegal Mutual’s policyholders.

After the coordinating committee approves the new agreement or the change in an existing agreement, our board of directors and Donegal Mutual’s board of directors must each approve the new agreement or the change in an existing agreement.

The coordinating committee meets annually during the first two months of each year to review each continuing agreement and each on-going transaction between Donegal Mutual and us or one or more of our insurance subsidiaries, including the various reinsurance agreements between Donegal Mutual and our insurance subsidiaries. The purpose of this annual review is to examine the results of these reinsurance agreements over a period of several years and to determine if the results of the existing agreements between Donegal Mutual and us and our insurance subsidiaries over an extended time period remain fair and equitable to us and our stockholders and fair and equitable to Donegal Mutual and its policyholders or if Donegal Mutual or if we should mutually agree to certain adjustments. In the case of these agreements, the adjustments typically consist of adjustments to the reinsurance premiums, the level at which the reinsurance attaches and the reinsurance reinstatement premiums. The intent of any changes is to achieve relative parity between Donegal Mutual, on the one hand, and us or one or more of our insurance subsidiaries, on the other hand, over a period of several years. These agreements are on-going in nature and will continue in effect throughout 2020 in the ordinary course of our business and the business of our insurance subsidiaries and in the ordinary course of the business of Donegal Mutual.

Robert S. Bolinger and Richard D. Wampler, II were our members of the coordinating committee during 2019. Mr. Bolinger, age 83, served as one of our directors since 1986. Mr. Bolinger retired in 2001 as chief executive officer of Susquehanna Bancshares, Inc., a position he held from 1982 to 2001. Mr. Bolinger beneficially owns 57,110 shares of our Class A common stock and owns 1,450 shares of our Class B common stock. Certain biographical information about Mr. Wampler appears later in this proxy statement under the caption “Election of Directors.”

Michael W. Brubaker and John E. Hiestand were Donegal Mutual’s members of the coordinating committee during 2019. The Donegal Mutual board of directors appointed Cyril J. Greenya to succeed Mr. Hiestand as one of Donegal Mutual’s members of the coordinating committee following Mr. Hiestand’s retirement from the Donegal Mutual board of directors in February 2020. Certain biographical information about Messrs. Brubaker, Greenya and Hiestand is as follows:

Mr. Brubaker, age 62, has been a director of Donegal Mutual since 2016. Mr. Brubaker has served as chief executive officer of Blackford Ventures, LLC, a private equity and real estate investment firm in Lancaster, Pennsylvania, since 2015. From 2006 through 2014, Mr. Brubaker served as a Pennsylvania State Senator. Mr. Brubaker beneficially owns 12,565 shares of our Class A common stock and does not own beneficially any shares of our Class B common stock. As director compensation in 2019, Donegal Mutual paid Mr. Brubaker cash fees of $76,000 and granted him a restricted stock award of 500 shares of our Class A common stock with a value at the time of issuance in January 2019 of $6,823. Mr. Brubaker received $500 in cash fees as compensation from Donegal Mutual for the meeting of the coordinating committee he attended as one of Donegal Mutual’s members on the coordinating committee during 2019 and stock options to purchase 4,500 shares of our Class A common stock at an exercise price of $14.98 per share.

Mr. Greenya, age 75, has been a director of Donegal Mutual since 2006. Mr. Greenya served as Senior Vice President and Chief Underwriting Officer of Donegal Mutual and us from 2005 until his retirement in March 2020. Mr. Greenya served in various other positions for Donegal Mutual from 1971 to 2005. Mr. Greenya beneficially owns 347,715 shares of our Class A common stock and owns 820 shares of our Class B common stock. As director compensation in 2019, Donegal Mutual paid Mr. Greenya cash fees of $75,500 and granted him a restricted stock award of 500 shares of our Class A common stock with a value at the time of issuance in January 2019 of $6,823. Mr. Greenya received stock options to purchase 4,500 shares of our Class A common stock at an exercise price of $14.98 per share.

Mr. Hiestand, age 82, was a director of Donegal Mutual from 1983 through February 2020 and has been a self-employed provider of insurance administrative services for over 20 years. Mr. Hiestand beneficially owns 57,080 shares of our Class A common stock and owns 157 shares of our Class B common stock. As director compensation in 2019, Donegal Mutual paid Mr. Hiestand cash fees of $76,300 and granted him a restricted stock award of 500 shares of our Class A common stock with a value at the time of issuance in January 2019 of $6,823. Mr. Hiestand received $500 in cash fees as compensation from Donegal Mutual for the meeting of the coordinating committee he attended as one of Donegal Mutual’s members on the coordinating committee during 2019.

Inter-Company Transactions

Donegal Mutual provides facilities, personnel and other services to us and our insurance subsidiaries pursuant to a services agreement that has been in effect since 1986. Donegal Mutual allocates certain related expenses to Atlantic States in accordance with the relative participation of Donegal Mutual and Atlantic States in the underwriting pool. Our insurance subsidiaries other than Atlantic States reimburse Donegal Mutual for those services for their respective personnel costs and bear their proportionate share of information services costs based on their written insurance premiums compared to the total written insurance premiums of the Donegal Insurance Group. Donegal Mutual’s charges for these services totaled $134.1 million in 2019, compared to $126.2 million in 2018. Donegal Mutual and Atlantic States may amend or terminate the pooling agreement, as we describe in an earlier portion of this proxy statement, at the end of any calendar year by mutual agreement, subject to approval by the coordinating committee and approval by the respective boards of directors of Donegal Mutual and Atlantic States. Neither Atlantic States’ board of directors nor Donegal Mutual’s board of directors contemplates any change in the pooling agreement.

In addition to the pooling agreement, our insurance subsidiaries, in the ordinary course of their businesses, have various reinsurance agreements with Donegal Mutual that are renewed annually. The coordinating committee reviews these reinsurance agreements annually so as to achieve relative parity between Donegal Mutual and our insurance subsidiaries between the reinsurance premiums Donegal Mutual charges our insurance subsidiaries for the reinsurance and the losses Donegal Mutual incurs under the reinsurance it provides to our insurance subsidiaries over a period of several years. We believe the reinsurance arrangements between Donegal Mutual and our insurance subsidiaries are no less favorable to our insurance subsidiaries than the terms and conditions of reinsurance available to our insurance subsidiaries from independent reinsurers. These reinsurance agreements include the following reinsurance agreements:

•

Donegal Mutual and Peninsula have a quota-share reinsurance agreement under which Peninsula transfers to Donegal Mutual 100% of the premiums and losses related to the workers’ compensation product line Peninsula writes in certain states. Peninsula offers workers’ compensation insurance in those states in order to provide the Donegal Insurance Group with an additional pricing tier in those states where any one insurance company may offer only a single pricing tier for workers’ compensation insurance;

•

Donegal Mutual and MICO maintain a quota-share reinsurance agreement that transfers 25% of MICO’s business to Donegal Mutual. Because of the reinsurance pooling agreement between Donegal Mutual and Atlantic States, we receive an 80% allocation of the MICO business Donegal Mutual reinsures; and

•

Donegal Mutual has a catastrophic reinsurance agreement with each of Atlantic States, MICO, Peninsula, and Southern that provides coverage under any one catastrophic occurrence above $2.0 million, with a combined retention of $5.0 million for a catastrophic occurrence involving a combination of those companies, up to the amount Donegal Mutual and our insurance subsidiaries retain under catastrophe reinsurance agreements with unaffiliated reinsurers.

On January 31, 2020, the coordinating committee met and determined that the proposed terms of these reinsurance agreements for 2020 were fair and equitable to our insurance subsidiaries and our stockholders and fair and equitable to Donegal Mutual and its policyholders. Accordingly, the coordinating committee unanimously approved the continuation of the terms of such agreements and transactions, with non-material adjustments, through the next scheduled annual review during the first two months of 2021.

We refer you to Note 3 of the Notes to our Consolidated Financial Statements we include in our 2019 Annual Report for further information about the reinsurance agreements between Donegal Mutual and our insurance subsidiaries.

The Risk Management Committee

The Donegal Insurance Group maintains a risk management committee that consists of 15 officers of Donegal Mutual, eight of whom are also officers of DGI. The purpose of the risk management committee is to assess and monitor the major strategic, operational, regulatory, informational and external risks that affect the business the Donegal Insurance Group transacts and the internal and external resources of the Donegal Insurance Group for assessing and controlling such risks. The Donegal Insurance Group’s risk management committee meets quarterly, and annually evaluates its performance of its responsibilities. The risk management committee submits reports to our board of directors no less frequently than quarterly.

The responsibilities of the risk management committee on behalf of the Donegal Insurance Group include:

•	evaluating the effectiveness of the Donegal Insurance Group’s assessment and management of the risks that may be material to the Donegal Insurance Group;

•	developing and recommending policies and procedures relating to risk assessment, risk management and risk reporting;

•	oversight of our system of disclosure controls and system of internal controls over financial reporting;

•	complying with applicable legal and regulatory requirements;

•

assessing the Donegal Insurance Group’s risk management, legal compliance and risk-control activities and the adequacy of such activities in identifying, assessing and monitoring the risks that confront the Donegal Insurance Group;

•	reporting periodically to the respective boards of directors of Donegal Mutual and us; and

•	analyzing annually the committee’s performance of the responsibilities assigned to it.

Our financial reporting, risk management and internal audit areas serve as our primary monitoring and testing functions for our overall policies and procedures for the day-to-day oversight of our risk management systems and controls. This oversight includes identifying, evaluating and addressing risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

CORPORATE GOVERNANCE

Our board of directors maintains corporate governance guidelines to assist the committees of our board of directors in the discharge of their respective responsibilities. Each committee of our board of directors has a written charter that sets forth the purposes, goals and responsibilities of the committee as well as the qualifications for committee membership, procedures for the appointment and replacement of committee members, committee structure and operations and committee reporting to our board of directors. Each of the committees of our board of directors, in its discretion, and at our expense, may retain other advisors, including, but not limited to, legal and financial advisors, to assist the committee in the discharge of the responsibilities of the committee as set forth in its charter. You may view the charters of our executive committee, our audit committee, our nominating committee and our compensation committee on our website at www.donegalgroup.com. The charters of the committees of our board of directors provide our stockholders with a description of the manner in which the committees of our board of directors operate.

The Composition of Our Board of Directors

Our by-laws provide that the number of members of our board of directors shall not be less than seven nor more than 12. Our board of directors annually fixes the number of members of our board of directors within these limits, and may increase or decrease the size of our board of directors from time to time. For 2020, our board of directors has fixed the number of members of our board of directors at 11. Our board of directors consists of three classes, with the three-year terms of one of the classes expiring at three successive annual meetings and upon the taking of office by each member of the newly elected class of directors.

We constitute a “controlled company” under applicable NASDAQ regulations because Donegal Mutual owns more than a majority of the aggregate voting power of the outstanding shares of our Class A common stock and the outstanding shares of our Class B common stock. As a controlled company, we are exempt from a number of NASDAQ corporate governance requirements, including the NASDAQ requirement that a majority of the members of our board of directors be independent.

The composition of our board of directors is, however, subject to the corporate governance rules of the PHCA. The PHCA requires that the board of directors of a Pennsylvania-domiciled insurance company or of a company that controls a Pennsylvania-domiciled insurance company, such as we do, maintain a committee or committees that undertake certain corporate governance responsibilities. The PHCA further requires that the members of these committees be solely directors who are not officers or employees of the Pennsylvania-domiciled insurance company or its holding company and who do not own beneficially a 10% or greater interest in the voting stock of such insurance company or its holding company. We maintain an audit committee, a compensation committee and a nominating committee whose respective memberships satisfy the requirements of the PHCA.

Pursuant to the PHCA, the committees of our board of directors must annually discharge each of the following responsibilities:

•	the recommendation of the appointment of an independent registered public accounting firm for our insurance company subsidiaries;

•	the review of the financial condition of our insurance company subsidiaries;

•	the review of the scope and results of the independent audit and any internal audit of our insurance company subsidiaries;

•	the nomination of candidates for election as our directors by our stockholders; and

•

the evaluation of the performance of the principal officers of each of our insurance company subsidiaries and the recommendation to their respective boards of directors as to the selection and compensation of their respective principal officers.

We expect our directors to attend all meetings of our board of directors, all meetings of the committees of our board of directors on which they serve and all meetings of our stockholders. We further expect our directors to devote the time necessary to fulfill their responsibilities as directors. During 2019, each of our directors attended 75% or more of the total number of meetings of our board of directors and of the meetings of the committees of our board of directors on which that director served.

The Committees of Our Board of Directors

Our board of directors has delegated some of its authority to the following four committees of our board of directors:

•	the executive committee;

•	the audit committee;

•	the nominating committee; and

•	the compensation committee.

Each of the committees of our board of directors reviews its charter annually.

Our board of directors also maintains a special committee that we discuss elsewhere in this proxy statement.

The following table shows the number of meetings each committee of our board of directors, other than the special committee which did not meet during 2019, held in 2019 and the attendance of the members of those committees at the meetings of the committees on which they served. Mr. Berlucchi, Mr. Bixenman and Mrs. Gilmartin did not serve as a member of any of the committees of our board of directors during 2019.

	Our Board Committees
	Executive	Audit	Nominating	Compensation
Number of Meetings Held in 2019:	12	8	1	4
Number of Meetings Attended in 2019 by Members of the Committees:
Robert S. Bolinger	—	8	1	—
Kevin G. Burke	12	—	—	—
Jack L. Hess	12	8	—	4
Barry C. Huber	—	8	—	—
Kevin M. Kraft, Sr.	12	—	1	4
Jon M. Mahan	—	8	1	—
S. Trezevant Moore, Jr.	—	—	—	4
Richard D. Wampler, II	—	8	1	4

Our board of directors is responsible for the oversight of our management. The responsibilities of our board of directors includes the oversight of:

•	management’s development and implementation of a multi-year strategic business plan and an annual financial operating plan, and our progress in meeting those financial and strategic plans;

•	management’s identification, measurement, monitoring and control of the material risks we encounter, including operational, credit, market, liquidity, compliance, strategic and reputational risks;

•	our maintenance of high ethical standards and effective policies designed to protect our reputation, our assets and our business;

•

the on-going review of cybersecurity and information security risk in order to maintain the confidence and trust of our stockholders, the policyholders of Donegal Insurance Group, our employees and the others with whom we conduct business;

•	review of the performance of our chief executive officer and the setting of his compensation and the compensation of our other named executive officers; and

•	the conduct of our annual self-evaluation of our board of directors and its committees.

The Executive Committee

Members: Messrs. Burke (Chairman), Hess and Kraft. The executive committee has the authority to take all actions that our full board of directors can take, consistent with the DGCL, our certificate of incorporation and our by-laws, between meetings of our board of directors.

The responsibilities of the executive committee include:

•	exercising all powers and authority of our board of directors between meetings of our board of directors to the extent consistent with the DGCL and our corporate governance guidelines;

•	consulting with and advising our management on our general business, operational, administrative and legal affairs;

•	consulting with and advising our management on the development of our policies;

•	analyzing other matters that our management may bring to the executive committee for consideration from time to time; and

•	performing such other functions as our board of directors may specifically delegate to the executive committee from time to time.

The Audit Committee

Members: Messrs. Bolinger, Hess, Huber, Mahan and Wampler (Chairman). Each member of the audit committee satisfies the independence requirements of the SEC and the PHCA and is in compliance with applicable provisions of the PHCA and the Sarbanes-Oxley Act of 2002. Each of Messrs. Hess, Huber and Wampler is a certified public accountant and each constitutes a designated financial expert member of our audit committee.

The responsibilities of the audit committee include:

•	the annual appointment of our independent registered public accounting firm after a review of the performance, qualification and independence of our independent registered public accounting firm;

•	the on-going review of the scope and results of the audit of our financial statements by our independent registered public accounting firm and the internal audits our staff conducts;

•	the review of all of the periodic reports we file with the SEC and press releases before the filing of the SEC reports or the publication of the press releases;

•

the annual review of all related person transactions to which we are one of the parties other than those transactions between Donegal Mutual and us or one or more of our insurance subsidiaries that are subject to review by the coordinating committee; and

•	the regular review of the adequacy of our financial and operating internal controls.

The Nominating Committee

Members: Messrs. Bolinger, Kraft, Mahan (Chairman) and Wampler.

The responsibilities of the nominating committee include:

•	the identification of individuals the nominating committee believes have the necessary qualifications to serve as members of our board of directors;

•	the recommendation of nominees to stand for election to our board of directors;

•	the consideration of candidates nominated by stockholders other than Donegal Mutual to stand for election to our board of directors;

•	the evaluation of the self-evaluations each of the committees of our board of directors submits to us annually; and

•	the provision to our board of directors of the nominating committee’s annual evaluation of its performance during the preceding year.

The Compensation Committee

Members: Messrs. Hess (Chairman), Kraft, Moore and Wampler. The compensation committee and the compensation committee of Donegal Mutual meet jointly from time to time. The members of the Donegal Mutual compensation committee, as of the date of this proxy statement, are Messrs. Berlucchi (Chairman), Michael K. Callahan, Hess and Kraft. Following these joint meetings, our compensation committee meets and makes compensation determinations with respect to the compensation of our named executive officers and our other officers and senior employees.

The responsibilities of our compensation committee include:

•	the annual review of the compensation of all of our salaried employees;

•	the annual review of the performance and compensation of our executive officers, including our named executive officers;

•	the recommendation to our board of directors from time to time as to grants of stock awards to our employees and directors; and

•	the oversight of the employee benefit plans Donegal Mutual and we maintain.

See “Executive Compensation Discussion and Analysis” for further information.

The Coordinating Committee

We refer you to “The Relationship of Donegal Mutual and DGI – The Coordinating Committee” for information as to the responsibilities of the coordinating committee and the identity of its members.

The Special Committee

Members: Messrs. Bolinger, Huber, Mahan (Chairman), Moore and Wampler. The special committee operates under a charter our board of directors established, and, from time to time, reviews stockholder proposals and evaluates other matters from the perspective of our stockholders other than Donegal Mutual. None of the members of the special committee serves as a director of Donegal Mutual. The special committee did not meet during 2019.

The charter of the special committee provides for the following principal responsibilities of the special committee:

•	evaluate the merits and conditions of stockholder proposals;

•	evaluate the advisability of recommending to our board of directors acceptance or rejection of stockholder proposals;

•

present to our board of directors the results of the committee’s evaluation of stockholder proposals and its recommendations, including the reasons for its recommendations, with respect to such stockholder proposals; and

•	undertake such other responsibilities as our board of directors may assign from time to time to the special committee and report to our board of directors with respect to any such other matter.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a former or current officer of Donegal Mutual or us, nor does any member of our compensation committee have any other interlocking relationships, as current SEC rules and regulations define such terms.

Related Person Transactions

We have a written related person transaction policy that governs our audit committee’s review and approval or ratification of transactions between us, on the one hand, and a related person, on the other hand. The definition of “related person” under applicable SEC regulations includes our directors, our executive officers, holders of 5% or more of the outstanding shares of our Class A common stock, holders of 5% or more of the outstanding shares of our Class B common stock and each of the immediate family members of each of those persons. SEC rules and regulations require that we disclose specified information reporting related person transactions that involve in excess of $120,000 in our annual proxy statements and certain other filings we submit to the SEC.

Our policy applies, in our case, to all transactions with related parties with the exception of those transactions between Donegal Mutual and us or one or more of the insurance subsidiaries because those transactions require the prior approval of our coordinating committee. See “The Relationship of Donegal Mutual and DGI—The Coordinating Committee” elsewhere in this proxy statement.

Our board of directors has determined that certain types of transactions do not create or involve a direct or indirect material interest on the part of the related person and therefore do not require review or approval under our related person transaction policy. These types of transactions include financial services, including loans, brokerage, banking, insurance, investment advisory or asset management services and other financial services we provide to a related person, if we provide the services in the ordinary course of business, on substantially the same terms as those prevailing for comparable services we provide to unrelated persons and comply with applicable law, including the Sarbanes-Oxley Act of 2002 and Federal Reserve Board Regulation O.

Our related person transaction policy establishes procedures for our audit committee’s prior review of proposed transactions between us and a related person because we recognize that related person transactions can suggest a heightened risk of a potential conflict of interest and could create the appearance of potential impropriety. Our policy requires that the audit committee review all proposed related person transactions and determine whether or not to approve the related person transaction. The audit committee must first approve a related person transaction before we can agree to the related person transaction. In addition, if the related person transaction continues in effect for more than one year, our audit committee must annually approve the continuation of that transaction.

Our Code of Business Conduct and Ethics; Our Internal Audit Department; Hedging

We follow our code of business conduct and ethics in conducting business with third parties because we believe it is important that we conduct our business with integrity and with the trust of the people with whom we do business. Our code of business conduct and ethics provides guidance to our directors, employees, including our named executive officers, and the independent agents who represent Donegal Mutual and our insurance subsidiaries as they deal with the legal and ethical issues that arise in our business dealings with others. You may view our code of business conduct and ethics on our website at www.donegalgroup.com. If we make any substantive amendments to our code of business conduct and ethics or grant any waiver from a provision of our code of business conduct and ethics to any of our named executive officers or directors, we will promptly disclose the nature of the amendment or waiver on our website.

We also maintain an internal audit department that evaluates our business and financial processes, our management of risk and the efficacy of our financial controls. Our chief risk officer oversees our internal audit department and reports no less frequently than quarterly to the audit committee of our board of directors.

We have not adopted any practice or policy regarding the ability of our employees, officers and directors, and any of their designees, to purchase financial instruments, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our Class A common stock or our Class B common stock.

No Material Proceedings

As of March 9, 2020, there are no material proceedings to which any of our directors, executive officers, affiliates, owners of more than five percent of our Class A common stock and Class B common stock, or any associate of any of the foregoing (i) is a party adverse to us or any of our insurance subsidiaries or (ii) has a material interest adverse to us or any of our insurance subsidiaries.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2019 Performance Review

The following table depicts our total revenues and our results of operations for the years ended December 31, 2019 and 2018, and the prices of our Class A common stock and our Class B common stock at December 31, 2019, compared to the same data at December 31, 2018. For further information, we refer you to the financial statements we include in our 2019 Annual Report.

	At or For the Year Ended December 31,
	2019	2018	Increase/ Decrease
Total revenues	$812.5 million	$771.8 million	5.3%
Net income (loss)	47.2 million	(32.8 million)	NM	(1)
Class A common stock price	14.82	13.65	8.6
Class B common stock price	12.75	11.80	8.1

(1)	Not meaningful

Stock Option Grants

On December 19, 2019, we granted stock options to a number of employees of Donegal Mutual and our affiliates, including our named executive officers, and we also granted stock options to our directors and the directors of Donegal Mutual and our affiliates. We granted each of our directors, other than Mr. Burke and Mrs. Gilmartin, an option to purchase 4,500 shares of our Class A common stock exercisable for five years that vests in three equal annual cumulative installments commencing on July 1, 2020. Each stock option is exercisable at a price of $14.98 per share, which price represented the closing price of our Class A common stock on the day before the date of grant.

The following table sets forth the stock options we granted to the following named executive officers in 2019:

Name of Named Executive Officer	Number of Shares Purchasable
Kevin G. Burke	45,000
Jeffrey D. Miller	40,000
Cyril J. Greenya	4,500
Richard G. Kelley	35,000
Sanjay Pandey	35,000
Daniel J. Wagner	35,000

Our Compensation Process

In assessing the performance of our named executive officers in light of the objectives our board of directors establishes, our compensation committee reviews specific achievements associated with each named executive officer’s attainment of those objectives, the degree of difficulty in achieving those objectives and the extent to which significant unforeseen obstacles or unfavorable circumstances adversely affected their performance. As part of its oversight of the compensation of our named executive officers, the compensation committee recommended no increases in the base salaries of our named executive officers for 2019, which our compensation committee considered reasonable based on our financial performance for 2018. During 2019, our compensation committee engaged compensation consultants from Willis Towers Watson to assist them in assessing the competitiveness of our compensation program for key executive positions as compared with the eight insurance companies we informally consider our peer group. The names of those insurance companies are: Cincinnati Financial Corporation, EMC Insurance Group Inc., The Hanover Insurance Group, Inc., Horace Mann Educators Corporation, RLI Corp., Selective Insurance Group, Inc., State Auto Financial Corporation and United Fire Group, Inc.

Summary of the 2019 Compensation of Our Named Executive Officers

The compensation of our named executive officers in 2019 consisted of three principal elements:

•	a base salary paid bi-weekly in cash;

•	an incentive bonus paid in cash following the determination of our underwriting profit for our immediately preceding completed fiscal year; and

•	long-term incentive compensation in the form of stock options that we granted in December.

We paid incentive bonuses of $1,245,000 to our named executive officers in respect of 2019, compared to no bonuses in respect of 2018. We attribute the increase primarily to the fact that our underwriting results for 2019 were substantially more favorable than our underwriting results for 2018.

Our named executive officers also participate in our 401(k) plan to which we make contributions on a formula basis. Our named executive officers also receive the health and other insurance benefits we make available to all of our full-time employees.

2019 Total Direct Compensation of Our Named Executive Officers

Annual Compensation	Key Factors	Purpose	2019 Actions
Base Salary	Compensation committee reviews and recommends adjustments to base salary annually based on performance and prevailing salaries within our peer group	Provides fixed amount of cash on which named executive officers may rely	We provided no increases in base salary for 2019 at the request of our named executive officers due to our net loss in 2018

Annual Incentive Plan (Cash Incentive Award)

Compensation committee determines funding level on a formula basis tied to our underwriting results for the year

Compensation committee reviews and recommends the allocation of the bonus pool among our named executive officers based on performance against key business priorities and performance of their respective business units

		Motivates named executive officers to achieve individual performance goals Reinforces pay for performance Focuses entire organization on achieving key business objectives	We paid cash bonuses for 2019 under a formula based on our underwriting results for 2019

Annual Compensation	Key Factors	Purpose	2019 Actions
Long-Term Incentive Compensation	Stock options that vest in three equal annual installments

Stock options support our growth, provide a link between the compensation of our named executive officers and our stock performance and also serve as a retention device

Supports pay for performance because options have substantial value only if our Class A stock price increases by a substantial amount over the exercise price of the option to purchase Class A shares

Stock options granted in 2019 that are exercisable at $14.98 per share and vest in three equal annual installments commencing on July 1, 2020

We believe our 2019 compensation for our officers, including our named executive officers, is fair and reasonable. We implemented our compensation programs to balance risk and reward in our overall business strategy. Our compensation programs tie a significant percentage of the total compensation of our officers, including our named executive officers, directly to our objective of attaining an underwriting profit each year. Accordingly, we base our annual incentive compensation awards on our underwriting results. As a result, our named executive officers evaluate carefully the risks we underwrite because a reduction in our underwriting profitability would adversely affect the annual incentive bonus compensation of our named executive officers. Finally, our incentive compensation programs for our named executive officers do not guarantee compensation to our named executive officers.

We believe that the elements of our compensation programs as we describe them in this proxy statement establish that we have the appropriate mix of risk versus benefit to align effectively the interests of our named executive officers with the interests of our stockholders, and that our incentive compensation programs do contribute to the enhancement of the long-term value of an investment in our common stock and do not create incentives or disincentives that may materially affect risk taking or are reasonably likely to have a material adverse effect on us. For example, our named executive officers did not receive any incentive bonuses in respect of 2018 when we had an underwriting loss, and our named executive officers will only realize a gain from the stock options we granted to them as compensation in 2019 if the price of our Class A common stock increases above the exercise price of the options subsequently to the vesting date of the options.

Director Compensation

Our objectives for our director compensation are to attract qualified individuals to serve on our board of directors and to align the interests of our directors with the interests of our stockholders. Our board of directors determines the form and amount of director compensation after its review of recommendations by the compensation committee of our board of directors. Our compensation committee reviews our director compensation program annually to confirm that the compensation of the members of our board of directors remains competitive and comparable to the compensation practices of our peer group and to make recommendations to our board of directors that our compensation committee believes are appropriate.

Type of Compensation		Amount	Form of Payment
Annual Retainer	Base Retainer	$82,410	$75,000 in cash and an annual restricted stock award of 500 shares of Class A common stock in 2020 with an estimated value of $7,410 based on the closing price of our Class A common stock on December 31, 2019

	Additional retainer amount for each committee meeting attended other than meetings of the audit committee, the coordinating committee and the special committee	$300	Cash

	Additional retainer amount for each coordinating committee meeting and each special committee meeting attended	$500	Cash

	Additional retainer amount for each audit committee meeting attended	$750	Cash

Periodic Equity Grant	When we grant options to our executive officers, we also typically grant options to our directors exercisable for five years at the closing market price of our Class A common stock on the day before the date of grant	Option to purchase 4,500 shares of our Class A common stock at $14.98 per share valued at $5,175 on the December 19, 2019 date of grant	Non-qualified stock options to purchase shares of our Class A common stock

Under our equity incentive plan for directors, each of our directors and each director of Donegal Mutual who is not also one of our directors receives an annual restricted stock award of 500 shares of our Class A common stock. We grant the award to each director as of the first business day of each year, provided the director served as a member of our board of directors or as a member of the board of directors of Donegal Mutual during any portion of the preceding year. Donegal Mutual reimburses us for the cost of the restricted stock awards we grant to those directors of Donegal Mutual who do not also serve as members of our board of directors.

Each of our directors and each of the directors of Donegal Mutual is also eligible to receive non-qualified options to purchase shares of our Class A common stock in an amount our board of directors determines on the date of grant. On December 19, 2019, we granted each of our directors, and each director of Donegal Mutual who was not also a member of our board of directors, a non-qualified stock option to purchase 4,500 shares of our Class A common stock at an exercise price of $14.98 per share. Each option is exercisable until December 19, 2024 and vests in three equal annual cumulative installments commencing on July 1, 2020. We did not issue a stock option to Ms. Gilmartin because she had previously notified us that she would not seek reelection as a Class A director at our 2020 Annual Meeting.

The following table sets forth a summary of the compensation we paid to our non-officer directors during 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Scott A. Berlucchi	83,300	6,823	5,175	95,298
Dennis J. Bixenman	92,300	6,823	5,175	104,298
Robert S. Bolinger	83,050	6,823	5,175	95,048
Patricia A. Gilmartin	81,500	6,823	—	88,323
Jack L. Hess	87,650	6,823	5,175	99,648
Barry C. Huber	82,250	6,823	5,175	94,248
Kevin M. Kraft, Sr.	97,400	6,823	5,175	109,398
Jon M. Mahan	94,550	6,823	5,175	106,548
S. Trezevant Moore, Jr.	76,700	6,823	5,175	88,698
Richard D. Wampler, II	90,250	6,823	5,175	102,248

The following table summarizes the outstanding equity awards our directors held at December 31, 2019, excluding the awards our president and chief executive officer, Mr. Burke, held. We report those awards elsewhere in this proxy statement.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Option		Option	Option	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That
Name	(#) Exercisable	(#) Unexercisable	Exercise Price ($)	Expiration Date	Vested (#)	Have Not Vested
Scott A. Berlucchi	12,000	—	12.50	7/27/2021	500	7,410
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	6,000	—	16.48	12/15/2021
	3,000	1,500	17.60	12/21/2022
	1,500	3,000	13.69	12/20/2023
	—	4,500	14.98	12/19/2024
Dennis J. Bixenman	12,000	—	12.50	7/27/2021	500	7,410
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	6,000	—	16.48	12/15/2021
	3,000	1,500	17.60	12/21/2022
	1,500	3,000	13.69	12/20/2023
	—	4,500	14.98	12/19/2024
Robert S. Bolinger	8,500	—	14.50	12/20/2022	500	7,410
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	6,000	—	16.48	12/15/2021
	3,000	1,500	17.60	12/21/2022
	1,500	3,000	13.69	12/20/2023
	—	4,500	14.98	12/19/2024
Patricia A. Gilmartin	8,500	—	14.50	12/20/2022	500	7,410
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	2,667	—	13.64	12/17/2020
	6,000	—	16.48	12/15/2021
	3,000	1,500	17.60	12/21/2022
	1,500	3,000	13.69	12/20/2023

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Option		Option	Option	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That
Name	(#) Exercisable	(#) Unexercisable	Exercise Price ($)	Expiration Date	Vested (#)	Have Not Vested
Jack L. Hess	12,000	—	12.50	7/27/2021	500	7,410
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	6,000	—	16.48	12/15/2021
	3,000	1,500	17.60	12/21/2022
	1,500	3,000	13.69	12/20/2023
	—	4,500	14.98	12/19/2024
Barry C. Huber	2,200	—	14.50	12/20/2022	500	7,410
	4,000	—	15.90	12/19/2023
	2,500	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	6,000	—	16.48	12/15/2021
	3,000	1,500	17.60	12/21/2022
	1,500	3,000	13.69	12/20/2023
	—	4,500	14.98	12/19/2024
Kevin M. Kraft, Sr.	12,000	—	12.50	7/27/2021	500	7,410
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	6,000	—	16.48	12/15/2021
	3,000	1,500	17.60	12/21/2022
	1,500	3,000	13.69	12/20/2023
	—	4,500	14.98	12/19/2024
Jon M. Mahan	12,000	—	12.50	7/27/2021	500	7,410
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	6,000	—	16.48	12/15/2021
	3,000	1,500	17.60	12/21/2022
	1,500	3,000	13.69	12/20/2023
	—	4,500	14.98	12/19/2024

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Option		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested
Name	(#) Exercisable	(#) Unexercisable
S. Trezevant Moore, Jr.	12,000	—	12.50	7/27/2021	500	7,410
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	6,000	—	16.48	12/15/2021
	3,000	1,500	17.60	12/21/2022
	1,500	3,000	13.69	12/20/2023
	—	4,500	14.98	12/19/2024
Richard D. Wampler, II	12,000	—	12.50	7/27/2021	500	7,410
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	8,000	—	15.80	12/18/2024
	8,000	—	13.64	12/17/2020
	6,000	—	16.48	12/15/2021
	3,000	1,500	17.60	12/21/2022
	1,500	3,000	13.69	12/20/2023
	—	4,500	14.98	12/19/2024

In addition to the compensation we describe in the two preceding tables, we reimburse our directors for any out-of-pocket expenses they reasonably incur in connection with attendance at meetings of our board of directors, meetings of committees of our board of directors and meetings of our stockholders upon presentation of appropriate vouchers for such expenses.

Our Compensation Philosophy and Risk Management Considerations

Our compensation committee, meeting separately and, on occasion, jointly with the compensation committee of Donegal Mutual, oversees our compensation and benefit plans and policies with respect to the compensation of our executive officers, including our named executive officers. The oversight by our compensation committee of our compensation process includes reviewing and recommending for approval by our board of directors equity-based incentive awards to our executive officers and all other compensation decisions relating to our executive officers.

The primary objectives of our compensation programs for our executive officers, as determined by our compensation committee, are to:

•	Attract and retain talented and dedicated executive officers who contribute to our growth, development and profitability and encourage the retention of our executive officers.

•	We believe we achieved this objective because our named executive officers we include in our summary compensation table in this proxy statement have served us for 18 years or more.

•	Motivate our executive officers to achieve our strategic business objectives and reward them upon their achievement of those objectives.

•

We believe we achieved this objective because our named executive officers executed a number of strategic initiatives that resulted in significant improvement in our financial and operating performance in 2019 compared to 2018 and 11.5% growth in our book value per share at December 31, 2019 compared to December 31, 2018.

•	Provide long-term compensation to our executive officers that rewards them for sustained financial and operating performance and leadership excellence.

•	We believe our stock option grants appropriately reward our executive officers for sustained financial and operating leadership and performance.

To achieve the above objectives, we compensate our executive officers through a combination of base salary, annual cash bonuses, based principally on our underwriting results, and long-term equity compensation in the form of stock options.

Our compensation committee believes that our underwriting results-based bonus plan and our performance-based equity ownership programs create incentives that result in the creation of long-term stockholder value as well as creating incentives for our executive officers, including our named executive officers, to remain with us for the long-term. We have utilized the following elements of our compensation programs to promote the creation of long-term stockholder value without creating conditions that could lead to the taking of excessive risk by our executive officers:

•

The financial measures we use to determine the bonuses of our executive officers are metrics our compensation committee believes promote long-term stockholder value. These measures include our underwriting results, our return on equity and our growth in net premiums written. Our compensation committee sets limits on these bonus payments that encourage success without encouraging excessive risk-taking or short-term results.

•

We grant stock options that are exercisable for five years from the date of grant at the closing price of our Class A common stock on the day before the date of grant. Our compensation committee believes such stock options encourage our executive officers to attain sustained long-term performance.

•

We do not reduce the exercise price of stock options if the price of our Class A common stock subsequently declines below the exercise price of the stock options unless we first obtain stockholder approval. However, we do adjust the exercise price of previously granted stock options to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events as the applicable stock compensation plan permits.

In addition to the consideration by the compensation committee of the individual fulfillment by each of our named executive officers of such officer’s duties, responsibilities and individual performance, our compensation committee also considers teamwork, development of less senior employees for whom that named executive officer has primary responsibility, time in position, internal equity among our named executive officers and their ability to collaborate and communicate effectively with our other executive officers.

We believe the specific compensation decisions we made for each of our named executive officers in 2019 appropriately reflect the efforts of those named executive officers in each such officer’s primary areas of responsibility and provides our named executive officers with incentives designed to improve our financial and operating performance. Our compensation committee also evaluates the achievement by our named executive officers of our overall corporate objectives and the contribution of each of our named executive officers to those achievements.

Employment and Change-of-Control Agreements; Consulting Agreement

Both Donegal Mutual and we maintain employment agreements and change-of-control agreements with our named executive officers.

Employment and Change-of-Control Agreements with Our Named Executive Officers

•

The initial term of the employment agreements was three years (two years for Mr. Kelley); however, such term automatically extends on each anniversary of the effective date of the employment agreements for an additional one-year period, so that, on each anniversary date of the effective date of the employment agreement, each employment agreement will have a remaining term of three years (two years for Mr. Kelley) unless the named executive officer or the respective boards of directors of Donegal Mutual or us provide not less than 90 days advance notice that the automatic extension will terminate upon the next succeeding extension date of the employment agreement.

•

We and Donegal Mutual have agreed to pay our named executive officers an annual base salary in the amount the compensation committee of Donegal Mutual and we recommend and our board of directors and the board of directors of Donegal Mutual each respectively approve from time to time, but in no event less than the minimum amount stated in the employment agreements of our named executive officers.

•	Our named executive officers have the right to participate in our annual executive incentive bonus plans and the benefit plans in which all of our other executive officers participate.

•	The employment agreements contain customary provisions relating to vacations, disability, death, indemnification and confidentiality.

•

The employment agreements include certain rights to terminate the employment agreements and, upon the occurrence of certain events, such as a change-of-control, the right to receive severance payments, as the respective employment agreements provide.

Consulting Agreement with Donald H. Nikolaus

Upon the retirement of Donald H. Nikolaus from the positions of president and chief executive officer of Donegal Mutual on September 1, 2018, the July 29, 2011 Consulting Agreement among Donegal Mutual, we and Mr. Nikolaus became effective. A summary of the principal terms of the consulting agreement Donegal Mutual and we maintain with Mr. Nikolaus is as follows:

•

Donegal Mutual and we have agreed to retain Mr. Nikolaus to provide consulting services to us and our respective boards of directors in connection with our general operations, our merger and acquisition activities, and such other projects and assignments as to which Mr. Nikolaus, Donegal Mutual and we mutually agree from time to time.

•	Mr. Nikolaus’ status under the consulting agreement is that of an employee of Donegal Mutual.

•

The consulting agreement provides that Mr. Nikolaus receives all employee benefits we provide to our senior executive officers and such benefits as become fully vested while Mr. Nikolaus remains an employee of Donegal Mutual.

•	Under the consulting agreement, Donegal Mutual and we pay Mr. Nikolaus aggregate annual compensation of $600,000.

•	The consulting agreement includes customary provisions relating to disability, indemnification, confidentiality and non-competition.

•	The consulting agreement includes certain rights for Mr. Nikolaus to receive certain payments upon termination of the consulting agreement.

Upon termination of his consulting agreement, Mr. Nikolaus also has the right to receive payments under a April 2014 supplemental executive retirement agreement with Donegal Mutual, under which we have no obligations.

Potential Payments to Our Named Executive Officers upon Termination or a Change-of-Control

If we or Donegal Mutual terminate the employment of one of our named executive officers, or a Change-of-Control (as defined below) of DGI occurs and the employment of the named executive officer subsequently terminates on an involuntary basis, the named executive officer would be entitled to receive certain payments and benefits from us. The table below shows the estimated payments and benefits in connection with the following events based upon the assumptions we state below:

•	“Voluntary Termination” includes the voluntary resignation of a named executive officer.

•	“Involuntary-for-Cause Termination” includes a termination of the employment of a named executive officer for reasons such as violation of certain policies or for certain performance-related issues.

•

“Involuntary Termination” includes a termination of the employment of a named executive officer other than for cause, but not including a termination related to a Change-of-Control of DGI. Terminations due to death or disability result in substantially the same treatment as an Involuntary Termination.

•

“Change-of-Control” of DGI, as defined in the employment agreements we have entered into with each of our named executive officers, includes the occurrence of one of the types of transaction (a “Transaction”) we describe below:

•

the acquisition of shares of our Class A common stock and our Class B common stock by any person or group in a Transaction or series of Transactions that result in such person or group directly or indirectly first owning more than 25% of the aggregate voting power of our Class A common stock and our Class B common stock taken as a single class; or

•

the consummation of a Transaction after which the holders of our outstanding voting capital stock taken as a single class immediately prior to the consummation of the Transaction do not collectively own 60% or more of the aggregate voting power of the entity surviving such Transaction immediately after the consummation of such Transaction; or

•

the sale, lease, exchange or other transfer in a Transaction or series of Transactions of all or substantially all of our assets, but excluding therefrom the sale and re-investment of our consolidated investment portfolio; or

•

as the result of or in connection with any cash tender offer or exchange offer, merger or Transaction, sale of assets or contested election of directors or any combination of the foregoing Transactions; or

•	a “change of control” of Donegal Mutual as such term is defined in the PHCA; or

•

the persons who constituted a majority of the members of the respective boards of directors of us or Donegal Mutual on July 29, 2011 and persons whose election as members of their respective boards received the approval of such members then still in office or whose subsequent election had been so approved prior to the date of a Transaction, but before the occurrence of an event that constitutes a Change-of-Control, no longer constitute such a majority of the boards of directors of us or Donegal Mutual then in office.

A Transaction constituting a Change-of-Control of DGI shall only be deemed to have occurred upon the closing of the Transaction.

The employment agreements provide generally that if the employment of a named executive officer terminates within 180 days after a Change-of-Control of DGI either by us without Cause, or by the named executive officer for Good Reason, in both cases, as defined in the employment agreements, then the named executive officer will be entitled to receive an amount equal to the sum of:

•	the executive’s base salary accrued through the date the termination of the executive’s employment becomes effective;

•	any incentive compensation we have the obligation to pay to the executive pursuant to our employment agreement with that named executive officer;

•	any amounts payable under any of the benefit plans Donegal Mutual or we maintain in accordance with the terms of such plans;

•	any amount in respect of excise taxes we have the obligation to pay to that named executive officer under our employment agreement with such officer;

•

an amount equal to the aggregate premiums that that named executive officer would have to pay to maintain in effect throughout the period from the date of termination of that named executive officer’s employment through the remainder of the term of that executive’s employment agreement had the named executive officer remained employed, assuming no increase in insurance premium rates and the same medical, health, disability and life insurance coverage we provided to that named executive officer immediately prior to the date of such termination; and

•

the named executive officer’s annual base salary as of the effective date of termination of the employment of the named executive officer and any incentive we paid to the named executive officer during our most recently completed fiscal year before such termination for a period of three years as a severance payment, payable in 36 equal consecutive monthly installments (24 equal consecutive monthly installments for Mr. Kelley), commencing with the date of the termination of the employment of that named executive officer.

We will make these payments, provided the timing of such payments could be postponed to the extent required to comply with the requirements of Section 409A of the Code.

General Assumptions

We set forth in the table below a description of the payments and benefits that we would provide to our named executive officers related to each employment termination event or a Change-of-Control of DGI as of December 31, 2019. Mr. Greenya, who retired in March 2020, is included in the table. We also discuss below the basis upon which we calculated the payments and benefits. Except as we note below, these amounts are the incremental or enhanced amounts that a named executive officer would receive that are greater than those that we would have provided to employees generally under the same circumstances. The amounts we disclose below are estimates only and are based on various assumptions we discuss below. The actual amounts we would provide can be determined only at the time that an employment termination event occurs.

The table below assumes that:

•	a Change-of-Control of DGI occurred on December 31, 2019 under the terms of various plans and agreements unrelated to the employment agreements, regardless of a termination of employment;

•

the employment of each named executive officer terminated on December 31, 2019 due to each termination event, including termination within 180 days after a Change-of-Control of DGI, as the employment agreements contemplate; and

•

values related to outstanding stock options reflect the market value of our Class A common stock of $14.82 per share, the last reported price of our Class A common stock on the NASDAQ Global Market System on December 31, 2019.

Amounts Potentially Payable Upon Termination

Name	Event	Severance Benefits ($)	Stock Options ($)	Other Benefits ($)	Total ($)
Kevin G. Burke	Voluntary Termination	—	270,250	—	270,250
	Involuntary-for-Cause Termination	—	270,250	—	270,250
	Involuntary Termination	1,890,000	270,250	49,767	2,210,017
	Change-in-Control	2,640,000	270,250	49,767	2,960,017
Jeffrey D. Miller	Voluntary Termination	—	262,467	—	262,467
	Involuntary-for-Cause Termination	—	262,467	—	262,467
	Involuntary Termination	1,575,000	262,467	37,710	1,875,177
	Change-in-Control	2,250,000	262,467	37,710	2,550,177
Cyril J. Greenya	Voluntary Termination	—	254,683	—	254,683
	Involuntary-for-Cause Termination	—	254,683	—	254,683
	Involuntary Termination	1,170,000	254,683	38,484	1,463,167
	Change-in-Control	1,710,000	254,683	38,484	2,003,167
Richard G. Kelley	Voluntary Termination	—	64,083	—	64,083
	Involuntary-for-Cause Termination	—	64,083	—	64,083
	Involuntary Termination	790,000	64,083	26,146	880,229
	Change-in-Control	1,190,000	64,083	26,146	1,280,229
Sanjay Pandey	Voluntary Termination	—	86,850	—	86,850
	Involuntary-for-Cause Termination	—	86,850	—	86,850
	Involuntary Termination	1,185,000	86,850	49,767	1,321,617
	Change-in-Control	1,815,000	86,850	49,767	1,951,617
Daniel J. Wagner	Voluntary Termination	—	254,683	—	254,683
	Involuntary-for-Cause Termination	—	254,683	—	254,683
	Involuntary Termination	1,170,000	254,683	38,412	1,463,095
	Change-in-Control	1,710,000	254,683	38,412	2,003,095

Limitations on the Deductibility of Compensation

Section 162(m) of the Code generally does not allow us to deduct annual compensation we pay to any of our named executive officers that is in excess of $1.0 million for federal income tax purposes.

Although our compensation committee is aware of the Section 162(m) limitation, our compensation committee believes that it is equally important to maintain flexibility and the competitive effectiveness of the compensation of our named executive officers. Our compensation committee may, therefore, from time to time, authorize compensation agreements or plans that would not be deductible for federal income tax purposes if our compensation committee believes it is in our best interests and in the best interests of our stockholders to do so.

Our Cash Incentive Bonus Plan for 2019

For a number of years, including 2019, we had a cash incentive bonus plan for our officers, including our named executive officers. We determine the amount, if any, available for the award of these bonuses pursuant to a formula that we base on our annual underwriting results and the achievement by our named executive officers of other financial performance goals of the Donegal Insurance Group. The formula operates as follows:

•	We first determine the base underwriting income, if any, that the Donegal Insurance Group realized for the year;

•

We then adjust that base underwriting income, if any, by adding back the amount the Donegal Insurance Group accrued during the year for bonuses to our officers, and make a formula-based adjustment to limit the impact of any catastrophe losses and guaranty fund assessments on the base underwriting income, if any, the Donegal Insurance Group experienced for the year;

•	We then adjust the amount so determined based on variable plan-specified percentages of the growth in net premiums written of the Donegal Insurance Group for the year as specified in our bonus plan;

•	We then multiply the amount so determined by a percentage we base on the return on equity of the Donegal Insurance Group for the year;

•	We then multiply the amount so determined by a predetermined factor, and the resulting amount constitutes the executive incentive compensation pool for the applicable year;

•	If the surplus of the Donegal Insurance Group for the year is below the amount our bonus plan specifies, we reduce the executive incentive compensation pool by 50%; and

•	Our compensation committee then allocates that executive incentive compensation pool among our officers, including our named executive officers, on a discretionary basis.

Our Cash Incentive Bonus Plan for 2020

For 2020, we have a cash incentive bonus plan for our executive officers, including our named executive officers. We will determine the amount, if any, available for the award of these bonuses based on the achievement of financial performance objectives of the Donegal Insurance Group and us.

We will use the following financial performance measures, as we define later in this section, to determine the amount of performance-based cash bonuses for each named executive officer:

•	commercial lines direct premium growth rate for the Donegal Insurance Group;

•	personal lines direct premium growth rate for the Donegal Insurance Group;

•	adjusted statutory combined ratio for the Donegal Insurance Group; and

•	our operating return on equity.

The Compensation Committee chose these performance measures to tie a portion of the compensation of our executive officers directly to our growth and profit objectives for 2020 and to provide a significant financial incentive for our executive officers to achieve those objectives. The Compensation Committee established weightings for each performance measure and established threshold, target and maximum performance objectives for each performance measure. Each of our named executive officers can earn a performance-based cash bonus for each performance measure, and we will pay no bonus for an individual performance measure if the threshold performance objective for that performance measure is not achieved.

Potential cash bonuses for each of our named executive officers range from zero to 100% of their base salary. We calculate cash bonuses separately for each performance measure by multiplying base salary times the incentive level bonus percentage achieved times the weighting percentage for the performance measure. The total cash bonus each of our named executive officers will receive is equal to the sum of the calculations for the four performance measures.

The Compensation Committee retains the discretion to reduce, but not increase, the cash bonuses payable pursuant to the cash incentive bonus plan.

Definition of Performance Measures

Commercial Lines Direct Premium Growth Rate - We define the commercial lines direct premium growth rate as the percentage of annual growth in direct premiums written of the Donegal Insurance Group for its commercial lines of business.

Personal Lines Direct Premium Growth Rate - We define the personal lines direct premium growth rate as the percentage of annual growth in direct premiums written of the Donegal Insurance Group for its personal lines of business.

Adjusted Statutory Combined Ratio - We define the adjusted statutory combined ratio as the combination of the annual loss ratio, loss expense ratio, underwriting expense ratio and dividend ratio for the Donegal Insurance Group, calculated in accordance with statutory accounting principles and then adjusted to exclude a portion of the net impact of catastrophe loss events that exceed $5.0 million, accruals for bonuses under executive cash incentive bonus plans and stock option compensation expense.

Operating Return on Equity - We define operating return on equity as our return on equity, calculated in accordance with GAAP and then adjusted to exclude net investment gains or losses from net income and to exclude accumulated other comprehensive income or loss, which primarily consists of unrealized gains or losses on our available-for-sale fixed-maturity investments, from stockholders’ equity.

Our Long-Term Executive Incentive Plan

Based on its review of long-term compensation practices of our industry peers, the Compensation Committee determined that our historical utilization of stock option awards as exclusive form of long-term incentive compensation was inconsistent with the practices of our peers. The Compensation Committee decided to implement a new long-term executive incentive plan for our executive officers, including our named executive officers. We will determine the amount, if any, available for the award of these bonuses based on the achievement of financial performance objectives of the Donegal Insurance Group and us over a three-year period that includes the calendar years of 2020, 2021 and 2022. The Compensation Committee expects that it will reduce the stock option grants our named executive officers receive in 2020 compared to stock option grants they received in 2019.

We will use the average adjusted statutory combined ratio for the Donegal Insurance Group, as we define in “Our Cash Incentive Bonus Plan for 2020 - Definition of Performance Measures,” for the three calendar years to determine the amount of performance-based cash bonuses for each named executive officer. Potential cash bonuses for each of our named executive officers range from zero to 85% of their base salary, payable in a lump-sum payment in early 2023. Our named executive officers must be employed on December 31, 2022 in order to receive a bonus under the long-term executive incentive plan.

The Compensation Committee chose this performance measure to tie a portion of the long-term compensation of our executive officers directly to our profit objectives and to provide a significant financial incentive for our executive officers to achieve those objectives.

The Compensation Committee retains the discretion to reduce, but not increase, the cash bonuses payable pursuant to the long-term executive incentive plan.

Other Aspects of Our Compensation Philosophy

Other Benefits

We provide our named executive officers with the same employee benefits that all of our other employees receive under our broad-based benefit plans. These plans provide for health benefits, life insurance and other customary welfare benefits.

Perquisites

We do not provide our named executive officers with any retirement, welfare plan benefits or other perquisites that we do not provide to all of our other employees other than as we disclose in this proxy statement.

Summary Compensation Table

The following table shows the compensation we paid during 2019, 2018 and 2017 for services rendered in all capacities to our chief executive officer, our chief financial officer and our four other most highly compensated executive officers. We refer to these officers, whom we name in the table below, as our named executive officers. Since 2011, we have maintained employment agreements with all of our executive officers, including our named executive officers. We refer you to “Employment and Change-of-Control Agreements” elsewhere in this proxy statement for a description of those employment agreements. We do not provide any of our named executive officers with restricted stock awards, non-equity incentive plan compensation, deferred compensation or pension benefits with the exception of two of our named executive officers who receive an annual restricted stock award of 500 shares of our Class A common stock as part of their compensation for serving as members of our board of directors or Donegal Mutual’s board of directors.

Based on the compensation we paid to our named executive officers in 2019, their salaries accounted for 61.1% of their total compensation in 2019 and their performance-based compensation accounted for 27.9% of their total compensation in 2019.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards ($)	Option Awards ($)(3)	All Other Compen- sation ($)(4)	Total ($)
Kevin G. Burke,	2019	630,000	250,000	6,823	51,750	95,800	1,034,373
President and Chief	2018	630,000	—	8,650	74,700	97,475	810,825
Executive Officer	2017	488,000	50,000	8,740	43,440	87,428	677,608
Jeffrey D. Miller,	2019	525,000	225,000	—	46,000	16,700	812,700
Executive Vice President	2018	525,000	—	—	66,400	16,375	607,775
and Chief Financial Officer	2017	450,000	45,000	—	38,010	16,050	549,060
Cyril J. Greenya,	2019	390,000	180,000	6,823	5,175	92,200	674,198
Senior Vice President	2018	390,000	—	8,650	58,100	93,375	550,125
	2017	370,000	35,000	8,740	32,580	87,538	533,858
Sanjay Pandey,	2019	395,000	210,000	—	40,250	16,700	661,950
Senior Vice President and	2018	395,000	—	—	58,100	12,426	465,526
Chief Information Officer	2017	370,000	35,000	—	32,580	12,058	449,638
Richard G. Kelley,	2019	395,000	200,000	—	40,250	16,700	651,950
Senior Vice President(2)	2018	395,000	—	—	58,100	16,375	469,475
Daniel J. Wagner,	2019	390,000	180,000	—	40,250	16,700	626,950
Senior Vice President	2018	390,000	—	—	58,100	16,375	464,475
and Treasurer	2017	370,000	35,000	—	32,580	16,039	453,619

(1)	Our executive officers are eligible to participate in a cash incentive bonus plan. We refer you to “Executive Compensation – Our Cash Incentive Bonus Plan for 2019” elsewhere in this proxy statement.

(2)	Mr. Kelley became a named executive officer in April 2018.
(3)

We show the option awards at an estimated grant date fair value, which we calculated by using an option pricing model. Further, the options are subject to a vesting schedule, and the estimated value obtained from the option pricing model does not represent actual value based upon trading prices of our Class A common stock at the grant date. See Note 13 to our Consolidated Financial Statements included in our 2019 Annual Report for information on the accounting treatment and calculation of the grant date fair value of these stock options.

(4)

In the case of Messrs. Burke and Greenya, the totals shown include directors fees of $79,100 and $75,500, respectively, and a matching 401(k) plan contribution of $16,700 paid during 2019. In the case of Messrs. Miller, Kelley, Pandey and Wagner, the totals shown include a matching 401(k) plan contribution of $16,700 paid during 2019.

Grants of Plan-Based Awards

During 2019, we granted non-qualified options to purchase shares of our Class A common stock at an exercise price of $14.98 per share to our named executive officers as set forth in the following table. At the close of business on the day before the date on which we granted the options, the closing market price per share of our Class A common stock was $14.98.

Name	Grant Date	Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards($)	Grant Date Fair Value of Option Awards($)
Kevin G. Burke	12/19/2019	45,000	14.98	51,750
Jeffrey D. Miller	12/19/2019	40,000	14.98	46,000
Cyril J. Greenya	12/19/2019	4,500	14.98	5,175
Richard G. Kelley	12/19/2019	35,000	14.98	40,250
Sanjay Pandey	12/19/2019	35,000	14.98	40,250
Daniel J. Wagner	12/19/2019	35,000	14.98	40,250

Stock Incentive Plans

We have an equity incentive plan for our employees and an equity incentive plan for our directors. Under these plans, our board of directors, upon the recommendation of its compensation committee, may grant options to purchase our Class A common stock and, in the case of our directors, restricted stock awards as well as stock options. Grants under the plans can take the form of incentive stock options, non-qualified stock options, stock units and other stock-based awards. With the exception of an annual fixed restricted stock award of Class A shares we have issued to our directors and to the directors of Donegal Mutual who do not also serve as our directors, all of our incentive compensation grants have been stock options. The purpose of the plans is to provide long-term incentive awards to our employees and directors as a means to attract, motivate, retain and reward talented and experienced persons.

At December 31, 2019, we had reserved 3,536,600 shares of our Class A common stock for future grants under our equity incentive plan for employees and 428,000 shares of our Class A common stock for future grants under our equity incentive plan for directors. If any shares we have reserved for issuance upon the exercise of an option are not issued for any reason, we may again grant options to purchase those shares.

If the number and kind of shares available for grants and options under our plans and the exercise price of outstanding options were to change by reason of a merger, consolidation, reorganization, stock split, stock dividend or other event affecting the number of outstanding shares of our Class A common stock, the plans provide for an automatic adjustment in the kinds of shares and the price per share to reflect any increase or decrease in the number of, change in kind of or change in value of shares to preclude the enlargement or dilution of rights and benefits under the plans. Unless we otherwise provide in an individual option or employment agreement, unvested options do not automatically accelerate in the event we enter into a business combination or we sell all or substantially all of our assets. The vesting of stock options accelerates upon death or permanent disability of the holder of the options. In the event of disability, stock options are exercisable within the earlier of three years from the date of termination of employment due to disability or the original expiration date of the option. In the event of death, options must be exercised within the earlier of three years from the date of death or the original expiration date of the option.

Our board of directors, upon the recommendation of its compensation committee, has:

•

the authority to determine the persons eligible to receive an option or restricted stock grant, the number of shares subject to each option or restricted stock award, the exercise price of each option, the vesting schedule, the circumstances in which the vesting of options or restricted stock awards may accelerate and any extension of the period for exercise; and

•	the authority to determine any matter relating to options or restricted stock awards granted under our stock incentive plans.

Our board of directors has the authority to suspend, amend or terminate our stock incentive plans, except as would adversely affect the rights of persons holding outstanding awards under such plans without the consent of such persons.

Outstanding Equity Awards at December 31, 2019

The following table summarizes the outstanding equity awards our named executive officers held at December 31, 2019. The first four options listed for each named executive officer represent options with a ten-year term and the remaining options listed for each named executive represent options with a five-year term.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise	Option	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not
	(#) Exercisable	(#) Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested ($)
Kevin G. Burke	75,000	—	12.50	7/27/2021	500	7,410
	45,000	—	14.50	12/20/2022
	75,000	—	15.90	12/19/2023
	45,000	—	15.80	12/18/2024
	55,000	—	13.64	12/17/2020
	45,000	—	16.48	12/15/2021
	16,000	8,000	17.60	12/21/2022
	15,000	30,000	13.69	12/20/2023
	—	45,000	14.98	12/19/2024
Jeffrey D. Miller	75,000	—	12.50	7/27/2021	—	—
	45,000	—	14.50	12/20/2022
	75,000	—	15.90	12/19/2023
	45,000	—	15.80	12/18/2024
	50,000	—	13.64	12/17/2020
	40,000	—	16.48	12/15/2021
	14,000	7,000	17.60	12/21/2022
	13,333	26,667	13.69	12/20/2023
	—	40,000	14.98	12/19/2024
Cyril J. Greenya	75,000	—	12.50	7/27/2021	500	7,410
	45,000	—	14.50	12/20/2022
	75,000	—	15.90	12/19/2023
	40,000	—	15.80	12/18/2024
	45,000	—	13.64	12/17/2020
	35,000	—	16.48	12/15/2021
	12,000	6,000	17.60	12/21/2022
	11,667	23,333	13.69	12/20/2023
	—	4,500	14.98	12/19/2024

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise	Option	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not
	(#) Exercisable	(#) Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested ($)
Richard G. Kelley	30,000	—	14.50	12/20/2022	—	—
	50,000	—	15.90	12/19/2023
	35,000	—	15.80	12/18/2024
	35,000	—	13.64	12/17/2020
	30,000	—	16.48	12/15/2021
	10,000	5,000	17.60	12/21/2022
	11,667	23,333	13.69	12/20/2023
	—	35,000	14.98	12/19/2024
Sanjay Pandey	11,667	—	12.50	7/27/2021	—	—
	35,000	—	14.50	12/20/2022
	75,000	—	15.90	12/19/2023
	40,000	—	15.80	12/18/2024
	45,000	—	13.64	12/17/2020
	35,000	—	16.48	12/15/2021
	12,000	6,000	17.60	12/21/2022
	11,667	23,333	13.69	12/20/2023
	—	35,000	14.98	12/19/2024
Daniel J. Wagner	75,000	—	12.50	7/27/2021	—	—
	45,000	—	14.50	12/20/2022
	75,000	—	15.90	12/19/2023
	40,000	—	15.80	12/18/2024
	45,000	—	13.64	12/17/2020
	35,000	—	16.48	12/15/2021
	12,000	6,000	17.60	12/21/2022
	11,667	23,333	13.69	12/20/2023
	—	35,000	14.98	12/19/2024

Option Exercises and Stock Vested

The following table summarizes the stock options our named executive officers exercised and the restricted stock awards our named executive officers acquired on vesting during 2019 and the values realized upon exercise and vesting:

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin G. Burke	—	—	500	6,823
Jeffrey D. Miller	—	—	—	—
Cyril J. Greenya	—	—	500	6,823
Richard G. Kelley	—	—	—	—
Sanjay Pandey	—	—	—	—
Daniel J. Wagner	—	—	—	—

(1)

We calculate the value our named executive officers realized on vesting of restricted stock awards based upon the closing price of our Class A common stock on NASDAQ Global Select Market on the vesting date.

Pension Benefits

None of our named executive officers participated in or had an account balance in qualified or non-qualified defined benefit plans that we sponsored in 2017, 2018 or 2019, and we contemplate none for 2020.

Non-Qualified Deferred Compensation

None of our named executive officers participated in or had an account balance in non-qualified deferred compensation plans or other deferred compensation plans that we maintained in 2017, 2018 or 2019, and we contemplate no such plans for 2020.

Limitation of Liability and Indemnification

Our certificate of incorporation includes a provision that limits, to the maximum extent Delaware law permits, the liability of our directors and officers to us and to our stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

This limitation does not, however, apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding.

Our certificate of incorporation and by-laws obligate us, to the maximum extent Delaware law permits, to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened or pending action, suit or proceeding by reason of the fact that such person is serving or served as one of our directors or officers, or, while one of our directors or officers, is serving or served as, at our request, as a director or officer of another entity. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our officers and directors pursuant to the foregoing provisions, we understand that, in the opinion of the SEC, such indemnification is against public policy as expressed in such laws and is unenforceable.

In addition, our certificate of incorporation and by-laws permit us, at our expense, to purchase and maintain insurance to protect us, Donegal Mutual and any of our or their subsidiaries’ directors, officers or employees against any liability of any character asserted against or incurred by us, Donegal Mutual or any such director, officer or employee or arising out of any such person’s corporate status, whether or not we would have the power to indemnify such person against such liability under Delaware law or Pennsylvania law, as the case may be. We also maintain, and intend to continue to maintain, liability insurance that covers our officers and directors as well as the officers and directors of Donegal Mutual and the directors and officers of our subsidiaries and the subsidiaries of Donegal Mutual.

Pay Ratio Disclosure

We believe the compensation of our executive officers should be internally consistent and equitable in order to motivate our employees to seek to create stockholder value. We have a commitment to internal pay equity, and our compensation committee monitors the relationship between the compensation of our executive officers and the compensation of our other employees. Our compensation committee reviewed a comparison of the compensation of our chief executive officer (base salary, incentive pay and stock option awards) to the compensation (base salary, incentive pay and stock option awards) of all of our employees in 2019. For 2019, the median of the annual total compensation of all of our employees, excluding the compensation of our chief executive officer, was $71,495, and the annual total compensation of our chief executive officer in 2019 was $931,750. Thus, the ratio of the annual total compensation of our chief executive officer in 2019 to the median of the annual total compensation in 2019 of all of our other employees was 13.0 to 1.

We calculated the ratio of the annual total compensation of our chief executive officer to the annual total compensation of our median employee in accordance with applicable SEC regulations. We identified our median employee compensation by examining the total cash compensation in 2019 of all of our employees whom we employed on December 31, 2019, the last day of our 2019 payroll year, excluding our chief executive officer. We included all employees, whether employed on a full-time basis or a part-time basis on that date. We did not make any assumptions, adjustments or estimates with respect to our annual total compensation in 2019. In computing our median annual employee compensation, we used the same methodology we use for determining the compensation of our named executive officers set forth in the 2019 Summary Compensation Table included elsewhere in this proxy statement. We did not annualize the compensation of any full-time employees whom we did not employ for all of 2019.

Joint Report of the Compensation Committees of Donegal Mutual and DGI

Our compensation committee held a joint meeting with the compensation committee of the board of directors of Donegal Mutual on March 5, 2020. The compensation committees reviewed and discussed the compensation discussion and analysis that appears in this proxy statement under the caption “Executive Compensation Discussion and Analysis.”

Based on the review and discussion by our compensation committee with management and the joint meeting with the members of our compensation committee and the compensation committee of Donegal Mutual, the members of our compensation committee then held a separate meeting at which our compensation committee reviewed our results relative to our corporate objectives for 2019. Our compensation committee then reviewed the individual performance of our named executive officers.

Our compensation committee recommended to our board of directors that our board of directors approve the inclusion of the compensation discussion and analysis set forth in this proxy statement under the caption “Executive Compensation Discussion and Analysis” for filing with the SEC and the incorporation by reference of such compensation discussion and analysis in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

The foregoing report is provided by the following directors who constitute our compensation committee and the compensation committee of the board of directors of Donegal Mutual:

March 5, 2020

Scott A. Berlucchi

Michael K. Callahan

Jack L. Hess

Kevin M. Kraft, Sr.

S. Trezevant Moore, Jr.

Richard D. Wampler, II

Members of the Compensation Committees

of Donegal Group Inc. and

Donegal Mutual Insurance Company

Equity Compensation Plan Information

The following table sets forth information regarding our common stock equity compensation plans at December 31, 2019:

Plan category	Number of Class A shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of Class A shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	10,435,990	$15.09	3,964,600
Equity compensation plans not approved by securityholders	—	—	—

Total	10,435,990	$15.09	3,964,600

Our equity compensation plans do not provide for the issuance of shares of our Class B common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The DGCL, the PHCA and our by-laws govern the election of our directors by our stockholders. Because Donegal Mutual has owned more than a majority of the aggregate voting power of our outstanding shares of common stock since our formation in 1986, Donegal Mutual has had the ability to control the election of all of our directors and has voted every year since 1986 to elect as our directors the candidates nominated by our nominating committee and board of directors. Donegal Mutual has advised us in writing that it will also do so at our 2020 Annual Meeting.

Since 1986, our board of directors has reviewed our relationship with Donegal Mutual on an annual basis. As a result of the most recent such review, our board of directors concluded unanimously that the continuation of our historical relationships with Donegal Mutual are in our best interests and the best interests of our stockholders, including our stockholders other than Donegal Mutual.

The following discussion summarizes the process the nominating committee of our board of directors follows in connection with the nomination of candidates for election as directors by our stockholders and their taking of office.

Nominations

Our by-laws provide that:

•

our board of directors shall annually appoint a nominating committee that consists of not less than two directors who are not officers or employees of Donegal Mutual or us and who do not own beneficially 10% or more of our Class A common stock or our Class B common stock; and

•

our nominating committee shall, prior to each annual meeting of stockholders, determine and nominate candidates for election by our stockholders as directors to succeed the class of directors whose terms of office will expire upon the election of directors of that class at that year’s annual meeting of stockholders and their taking of office.

In accordance with our by-laws, on April 18, 2019 our board of directors appointed a nominating committee consisting of Robert S. Bolinger, Kevin M. Kraft, Sr., Jon M. Mahan and Richard D. Wampler, II. Neither Mr. Bolinger, Mr. Kraft, Mr. Mahan nor Mr. Wampler is an officer or employee of Donegal Mutual or us or a beneficial owner of a 10% or greater interest in our Class A common stock or a 10% or greater interest in our Class B common stock.

Our Director Nominating Procedures

Any stockholder may nominate a candidate for election as director at any annual meeting of our stockholders provided the stockholder complies with the advance notice provisions and other applicable provisions of our by-laws. We describe those procedures under “Stockholder Proposals” elsewhere in this proxy statement. Our nominating committee may also consider candidates our management proposes. We do not use executive search firms to identify director candidates.

With the exception of applicable regulations of the SEC, the listing application standards of NASDAQ and the requirements of the PHCA, our nominating committee does not have any specific, minimum qualifications for the nomination of a candidate for election as one of our directors. Our nominating committee may take into account such factors as it deems appropriate. These factors include the judgment, skill, diversity and business experience of the candidate, the interplay of the candidate’s experience with the experience of the other members of our board of directors and the extent to which the candidate would contribute to the overall effectiveness and collective experience of our board of directors.

Our nominating committee and our board of directors considers, at a minimum, the following factors on a non-exclusive basis in identifying and evaluating potential new director candidates, including any stockholder nominee, or the continued service of our current directors:

•	The professional experience of a candidate for election as a director. A candidate should have a record of accomplishments and have recognized achievements in the candidate’s field of employment.

•	Whether the candidate serves as a member of Donegal Mutual’s board of directors.

•

The education, expertise and experience of the candidate, and the candidate’s ability to offer advice and guidance to our chief executive officer based on that candidate’s education, expertise and experience.

•

The candidate’s possession of high personal and professional ethics, integrity and values, as well as a demonstrated record of cooperative interaction with the board of directors and senior management of other companies for which the candidate serves as a director.

•	A candidate should be inquisitive and objective, and have the ability to exercise practical and sound business judgment and think independently.

•	The ability of the candidate to devote sufficient time to carrying out effectively his or her duties and responsibilities as one of our directors.

•

A candidate should have a history of engagement in his or her principal position of not less than five years during which the candidate has demonstrated the candidate’s ability to work effectively with others.

We seek qualified candidates who, taken together, represent a diversity of skills, backgrounds and experience, including ethnic background, gender, geographic and professional experience. Our nominating committee assesses the areas of expertise and functional skills that would assist us in rounding out the existing collective strengths of our board of directors.

Because Donegal Mutual has maintained majority voting control of us since our formation in 1986, a majority of our board of directors since 1986 has at all times included that number of directors who also serve as members of the board of directors of Donegal Mutual as is sufficient to constitute a majority of the members of our board of directors. The number of Donegal Mutual-designated members who serve on our board of directors has ranged from six of eight directors in 1986 to six of 11 directors in 2019. The number of Donegal Mutual directors who also serve on our board of directors will remain at six of 11 directors following our 2020 Annual Meeting. It is our intent and the intent of Donegal Mutual to maintain that number of Donegal Mutual directors who also serve on our board of directors as constitutes a majority of our board of directors as long as Donegal Mutual continues to own more than a majority of the aggregate voting power of our two outstanding classes of common stock.

Subject to Donegal Mutual’s maintenance of its designees as a majority of the members of our board of directors, the nominating committee in nominating candidates for election as members of our board of directors takes into account the relative diversity of our policyholders and our stockholders. The nominating committee does not discriminate against any director candidate on the basis of race, color, religion, sex, national origin, age, ancestry or disability.

The Role of the Nominating Committee of Our Board of Directors

Our nominating committee met on February 19, 2020 to evaluate the performance and qualifications of the four incumbent Class A members of our board of directors whose terms will expire upon the election of their successors at our 2020 Annual Meeting and the taking of office by their successors. Mr. Bolinger and Mrs. Gilmartin informed us that they would not seek reelection to new terms. After considering the performance during their past service on our board of directors and qualifications of Mr. Burke and Mr. Hess, the remaining two incumbent Class A members of our board of directors, our nominating committee nominated both of them for reelection to a new term as Class A directors. Our nominating committee also nominated David C. King and Annette B. Szady as new Class A directors upon reviewing their qualifications and experience. On March 5, 2020, our board of directors met and accepted the report of our nominating committee and approved the nomination by our nominating committee of the four nominees for election as Class A directors at our 2020 Annual Meeting.

Our Nominees for Election as Class A Directors at Our 2020 Annual Meeting

Our board of directors currently has 11 members and consists of four Class A directors, four Class B directors and three Class C directors. We elect each director of each class for a three-year term and until the director’s successor takes office. The current three-year terms of our Class A directors expire at our 2020 Annual Meeting and upon the election and taking of office by their successors. The current three-year terms of our Class B directors next expire at our 2021 annual meeting of stockholders and upon the election and taking of office by their successors, and the current three-year terms of our Class C directors next expire at our 2022 annual meeting of stockholders and upon the election and taking of office by their successors. We believe our nominees for election as Class A directors possess the experience and qualifications to provide sound guidance and oversight to our senior executive management.

We will elect four Class A directors at our 2020 Annual Meeting. Unless you have marked your proxy card to the contrary, we have instructed the proxies named on your proxy card to vote for the election of the four nominees for Class A directors we name in this proxy statement.

If any of the named nominees for Class A director becomes unavailable for any reason, our board of directors will designate a substitute nominee. Our board of directors believes each nominee will be able to serve if elected. A majority of our board of directors may fill any vacancy that occurs in our board of directors for any reason until the expiration of the term of the class of directors in which the vacancy has occurred.

The names of our four nominees for election as Class A directors, and our Class B directors and our Class C directors who will continue in office after our 2020 Annual Meeting until the expiration of their respective terms and the election and taking of office of their respective successors, together with certain information regarding them, are as follows:

Class A Directors
Name	Age	Director Since	Year Term Will Expire*
Kevin G. Burke	54	2016	2023
Jack L. Hess	72	2011	2023
David C. King	56	—	2023
Annette B. Szady	59	—	2023

*	If elected at our 2020 Annual Meeting

Our Class B Directors and Our Class C Directors Who Will Continue as Directors After Our 2020 Annual Meeting

Class B Directors

Name	Age	Director Since	Year Term Will Expire
Dennis J. Bixenman	73	2018	2021
Kevin M. Kraft, Sr.	67	2009	2021
Jon M. Mahan	50	2007	2021
Richard D. Wampler, II	78	2005	2021

Class C Directors

Name	Age	Director Since	Year Term Will Expire
Scott A. Berlucchi	62	2013	2022
Barry C. Huber	68	2015	2022
S. Trezevant Moore, Jr.	66	2008	2022

Our board of directors recommends you vote FOR the election of the four nominees for Class A directors we name above.

Mr. Berlucchi has been president and chief executive officer of Auburn Memorial Hospital, Auburn, New York since 2007. We believe the experience of Mr. Berlucchi as the chief executive officer of a major hospital system qualifies him to serve as a member of our board of directors.

Mr. Bixenman has been a director of Donegal Mutual since 2006. For a number of years prior to his retirement in 2012, Mr. Bixenman served as vice president and senior consultant of Williams & Company Consulting, Inc., an environmental and business consulting firm with its headquarters in Sioux City, Iowa. Mr. Bixenman is a certified public accountant with extensive experience in auditing and preparing financial statements. We believe Mr. Bixenman’s background and financial accounting expertise qualifies Mr. Bixenman to serve on our board of directors.

Mr. Burke has served as our president and chief executive officer since 2015 and as one of our directors since October 2016. Mr. Burke has served as president and chief executive officer of Donegal Mutual since September 2018 and as a director of Donegal Mutual since 2014. He served as executive vice president and chief operating officer of Donegal Mutual from 2014 to August 2018, as senior vice president of human resources of Donegal Mutual and us from 2005 to 2014 and as vice president of human resources of Donegal Mutual and us from 2001 to 2005. We believe Mr. Burke’s leadership and experience in these positions with Donegal Mutual and us qualifies him to serve on our board of directors.

Mr. Hess, a certified public accountant for more than 40 years, retired as a partner of Bertz, Hess & Co., LLP, a public accounting firm, on December 31, 2015. He was a partner of that firm and a predecessor firm since 1982. Mr. Hess is managing partner of Hempland Associates, a real estate investment partnership based in Lancaster County, Pennsylvania. Mr. Hess has been a director of Donegal Mutual since 2009, a director of us since 2011 and a director of Conestoga Title Insurance Company, a subsidiary of Donegal Mutual, since 2006. Mr. Hess’ background brings significant auditing and tax expertise to our board of directors as well as experienced business management skills, which we believe qualifies Mr. Hess to serve on our board of directors.

Mr. Huber practiced for over 35 years as a certified public accountant with Trout, Ebersole & Groff, LLP, a public accounting firm, for which he served as managing partner from 1998 to 2010. He retired from that firm in 2012. We believe the experience of Mr. Huber as the managing partner of a major regional public accounting firm qualifies Mr. Huber to serve on our board of directors.

Mr. King has served as the president and chief executive officer of Horst Insurance, a Lancaster, Pennsylvania-based independent insurance agency, since 2005 and served in various leadership positions within that agency from 1995 to 2005. Mr. King also serves as the corporate risk manager for Horst Group, Inc., the parent company of Horst Insurance, and has served on the board of directors of that entity since 2005. Mr. King has supported the insurance industry and the Lancaster, Pennsylvania community through his participation in various insurance industry associations, representation on agency advisory boards for several insurance companies and service on numerous boards of directors. Mr. King’s insurance industry and business leadership experience brings significant expertise and the perspective of an insurance agent to our board of directors, which we believe qualifies Mr. King to serve on our board of directors.

Mr. Kraft has served as a director since December 2009. Mr. Kraft has been the chief executive officer of Clyde W. Kraft Funeral Home, Columbia, Pennsylvania since 1995. Mr. Kraft is also registered as an insurance agent with the Pennsylvania Department of Insurance. Mr. Kraft has been a director of Donegal Mutual since 2003. Mr. Kraft also serves on the board of directors of a Lancaster County-based water utility, and Conestoga Title Insurance Company, a subsidiary of Donegal Mutual. We believe Mr. Kraft’s background and experience qualifies him to serve as a member of our board of directors.

Mr. Mahan has been a managing director in the Investment Banking Division of Stifel Nicolaus & Company, Incorporated since 2005. Mr. Mahan specializes in corporate finance with a focus on mergers and acquisitions, and has experience with a variety of corporate transactions involving mergers and acquisitions. Mr. Mahan’s expertise benefits our analysis of acquisition opportunities and makes him a desirable member of our board of directors.

Mr. Moore has served as a managing director of Lima One Capital, LLC, a specialty finance company that originates and finances first mortgages to real estate investors with respect to non-owner occupied investment properties throughout the United States, since June 2017. Lima One Capital, LLC is an affiliate of Promontory MortgagePath, which Mr. Moore joined in December 2016. From October 2014 to December 2016, Mr. Moore was an executive vice president of FirstKey Mortgage, LLC, a subsidiary of Cerberus. Mr. Moore served as a managing director in the securities unit of the Royal Bank of Scotland from October 2012 to October 2014. From March 2010 until October 2012, Mr. Moore served as senior vice president, Strategic Investment Group, of The Federal Home Loan Mortgage Corporation. We believe the experience of Mr. Moore in mortgage securities and financial businesses amply qualifies him to serve as a member of our board of directors.

Mrs. Szady is a certified public accountant and served as the director of the bureau of financial examinations within the office of corporate and financial regulation of the Pennsylvania Insurance Department from 2011 to 2016. For 20 prior years, Mrs. Szady served in various financial leadership positions, including 15 years as the vice president and chief financial officer, for the largest writer of professional liability insurance for physicians in the Commonwealth of Pennsylvania. We believe Mrs. Szady’s insurance industry background, insurance regulatory experience and financial expertise qualifies Mrs. Szady to serve on our board of directors.

Mr. Wampler is a certified public accountant and served as a principal of the accounting firm of Brown Schultz Sheridan & Fritz from 1998 to 2005. For 28 prior years, Mr. Wampler was a partner in the accounting firm of KPMG LLP. His practice focused on property and casualty insurance companies. We believe Mr. Wampler’s background and financial expertise qualifies Mr. Wampler to serve on our board of directors and assist us in our analysis of statutory accounting principles as well as generally accepted accounting principles and in analyzing and maintaining internal controls over financial reporting.

Six of our 11 current directors also serve as directors of Donegal Mutual, with which we have a variety of inter-company agreements providing for, among other things, the pooling of Atlantic States’ underwriting results with those of Donegal Mutual, reinsurance and expense-sharing. See “The Relationship of Donegal Mutual and DGI” elsewhere in this proxy statement. After the election of the nominees for Class A director we name in this proxy statement, six of our 11 directors will continue to serve as directors of Donegal Mutual. We believe our board membership appropriately represents our public stockholders, who collectively owned approximately 29% of the aggregate voting power of our outstanding shares of our Class A common stock and our outstanding shares of our Class B common stock at March 2, 2020, and Donegal Mutual, which owned approximately 71% of the aggregate voting power of our outstanding shares of our Class A common stock and our outstanding shares of our Class B common stock at March 2, 2020.

Because Donegal Mutual owns 71% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and because Donegal Mutual will vote for the election of the four nominees we name in this proxy statement, our stockholders will elect at our 2020 Annual Meeting our four nominees to serve as Class A directors for a term of three years and until the election of their respective successors and their respective successors take office.

Our board of directors unanimously recommends that you vote FOR the election of our four nominees to serve as Class A directors for a term of three years and until the election of their respective successors and their respective successors take office.

PROPOSAL 2

APPROVAL, ON A NON-BINDING ADVISORY BASIS,

OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Every three years, we submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers in accordance with the requirements of Section 14A of the Exchange Act. We describe the compensation of our named executive officers under “Executive Compensation Discussion and Analysis” elsewhere in this proxy statement. At our 2020 Annual Meeting, we will ask our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as we disclose such compensation in accordance with the compensation disclosure rules of the SEC under the caption “Executive Compensation Discussion and Analysis,” the compensation table and the narrative disclosures that accompany the compensation table appearing elsewhere in this proxy statement.

Our board of directors determines the compensation of our named executive officers in accordance with our overall compensation philosophy of “results-based pay.” We have designed the components of the compensation of our named executive officers to reward the achievement of our short-term and long-term business objectives with an emphasis on our underwriting profitability. The compensation committee of our board of directors recognizes the fulfillment of our objectives by our individual named executive officers through:

•	adjusting their base salaries;

•	by awarding cash bonuses pursuant to a formula based upon our underwriting profitability, growth in net premiums written and return on equity; and

•	through the grant of options to purchase our Class A common stock.

We detail the design of our compensation program in the “Executive Compensation Discussion and Analysis” section elsewhere in this proxy statement.

The vote of our stockholders to approve the compensation of our named executive officers is a non-binding advisory vote. Our board of directors has the ultimate responsibility for determining the compensation of our named executive officers. Our board of directors and the compensation committee of our board of directors will review the results of the voting on the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers in connection with their ongoing evaluation of our compensation program.

Because Donegal Mutual owns 71% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and because Donegal Mutual will vote to approve our proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers, our stockholders will approve at our 2020 Annual Meeting our proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers.

We will next submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers at our annual meeting of stockholders in 2023.

Our board of directors recommends that you vote FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT BY OUR AUDIT COMMITTEE OF

KPMG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2020

Our audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Although our by-laws do not require that we submit our audit committee’s appointment of KPMG LLP to our stockholders for ratification, we do so as a matter of appropriate corporate governance.

Representatives of KPMG LLP will attend our 2020 Annual Meeting and will respond to appropriate questions. The KPMG LLP representatives will also be able to make a statement during our 2020 Annual Meeting if any of them determines to do so.

Because Donegal Mutual owns 71% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and because Donegal Mutual will vote for the ratification of our audit committee’s appointment of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020, our stockholders will approve at our 2020 Annual Meeting the ratification of our audit committee’s appointment of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

Our board of directors recommends that you vote FOR the ratification of our audit committee’s appointment of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

Even if our stockholders ratify the appointment of KPMG LLP, our audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during 2020 if our audit committee determines that such a change would be in our best interests and in the best interests of our stockholders.

AUDIT AND NON-AUDIT FEES

Our audit committee approves the fees and other significant compensation we pay to our independent registered public accounting firm for the preparation and issuance of an audit report, including an opinion, or related work incidental to the opinion. Before making its determination with respect to the appointment of a public accounting firm, our audit committee carefully considers the qualifications and competence of the independent registered public accounting firm. For KPMG LLP, this process has included a review of its performance in prior years, its processes for maintaining independence, the results of its most recent internal quality control review or inspection by the PCAOB, the key members of KPMG LLP’s audit engagement team, its approach to resolving significant accounting and auditing matters, including consultation with KPMG LLP’s national office, as well as KPMG LLP’s reputation for integrity and competence in auditing and accounting. Our audit committee also approves all auditing services and permitted non-audit services, including the fees and terms for such services, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our audit committee delegates to our audit committee chairman pre-approval authority for non-audit services up to $25,000 subject to subsequent approval by our audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with KPMG LLP the following fees for services KPMG LLP rendered to us during 2018 and 2019 and considered whether KPMG LLP’s performance of any non-audit services was incompatible with the independence of KPMG LLP.

Audit Fees. We incurred fees of KPMG LLP in connection with the audit of our annual consolidated and statutory financial statements for 2018 and 2019, the reviews of our consolidated financial statements in our Form 10-Q quarterly reports during those years and the services KPMG LLP performed in connection with filings of registration statements and offerings. The fees we paid KPMG LLP for our fiscal years ended December 31, 2018 and 2019 were $1,035,000 and $900,000, respectively.

•

Audit-Related Fees. During our fiscal year ended December 31, 2019, we paid KPMG LLP audit-related fees of $25,000 in connection with agreed-upon procedures KPMG LLP performed in assisting us and the Michigan Catastrophic Claims Association (the “MCCA”) in evaluating the compliance of MICO with annual assessment reporting requirements for the MCCA’s fiscal years ended June 30, 2017, 2018 and 2019. We did not pay KPMG LLP any audit-related fees during our fiscal year ended December 31, 2018.

•	Tax Fees. We did not pay any tax fees to KPMG LLP during our fiscal years ended December 31, 2018 or 2019.

•	All Other Fees. We did not pay KPMG LLP any fees for other services during our fiscal years ended December 31, 2018 or 2019.

Report of Our Audit Committee

Our audit committee performs its responsibilities in accordance with the Exchange Act. Each of the members of our audit committee satisfies the independence and financial literacy requirements under applicable Exchange Act rules. Our board of directors believes that all five members of our audit committee, Robert S. Bolinger, Jack L. Hess, Barry C. Huber, Jon M. Mahan and Richard D. Wampler, II, each satisfy the financial expertise requirements and have the requisite experience the SEC’s rules establish. Our audit committee operates pursuant to a written charter. You may view the full text of our audit committee’s charter on our website at www.donegalgroup.com. Our audit committee reviews and reassesses the adequacy of its charter on an annual basis.

As provided in its charter, our audit committee undertakes the following primary responsibilities:

•

the selection of, appointment of, determination of funding for, compensation of, retention of and oversight of the work of our independent registered public accounting firm and the review of its qualifications and independence;

•	the approval, in advance, of all auditing services and all non-audit services to be performed by our independent registered public accounting firm;

•	the oversight of our accounting and financial reporting processes, including the overview of our financial reports and the reports of our internal audit staff;

•	the establishment of procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters; and

•	the responsibility for reviewing reports and disclosures of all related person transactions. See “Related Person Transactions” elsewhere in this proxy statement.

Our senior executive officers who have primary responsibility for the accuracy and completeness of our financial statements and our reporting processes, including our systems of internal control, have advised the members of our audit committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, or GAAP.

Our audit committee met eight times during 2019. Our audit committee schedules its meetings in order to have sufficient time to devote appropriate attention to all of its responsibilities. When it deems it appropriate, our audit committee holds meetings with our independent registered public accounting firm and with our internal auditors in executive sessions at which our senior executive officers are not present.

The members of our audit committee rely, without independent verification, on the information and representations our senior executive officers provide to them and on the representations our independent registered public accounting firm makes to them. As a result, you should not construe the oversight that our audit committee provides as establishing an independent basis for a determination that our senior executive officers have established and maintain appropriate internal controls over financial reporting, that we have prepared our financial statements in accordance with GAAP or that our independent registered public accounting firm conducted its audit of our financial statements in accordance with the standards of the PCAOB.

As part of our audit committee’s oversight of our financial reporting process, our audit committee reviews all annual and quarterly financial statements and discusses them with our independent registered public accounting firm and with our senior executive officers prior to the issuance of those financial statements. During 2019, our senior executive officers advised our audit committee that we had prepared each of these financial statements in accordance with GAAP, and our senior executive officers and representatives of our independent registered public accounting firm reviewed significant accounting and disclosure issues with our audit committee.

Our audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2019 with our management and with KPMG LLP. Our audit committee also discussed with KPMG LLP the matters the PCAOB Auditing Standard No. 1301 requires regarding “Communication with Audit Committees.” Our audit committee has received the written disclosures and the letter from KPMG LLP that the applicable provisions of the PCAOB require regarding communications by independent registered public accounting firms with audit committees concerning independence and has discussed with KPMG LLP its independence.

Our audit committee also reviewed methods of enhancing the effectiveness of our internal and disclosure control systems. Our audit committee, as part of this process, analyzed steps we have taken to implement a continuing analysis of the improvement and efficiency of our internal control procedures.

Based on the reviews and discussions by our audit committee that we describe above, our audit committee recommended to our board of directors that our board of directors approve the inclusion of our audited financial statements for the year ended December 31, 2019 in our 2019 Annual Report on Form 10-K for filing with the SEC.

The foregoing report is provided by the following directors who constitute our audit committee:

March 5, 2020	Robert S. Bolinger Jack L. Hess Barry C. Huber Jon M. Mahan Richard D. Wampler, II Members of the Audit Committee of Donegal Group Inc.

STOCKHOLDER PROPOSALS FOR OUR

2021 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the rules of the SEC and other applicable rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2021 annual meeting of stockholders must deliver such proposal and an appropriate supporting statement in writing to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547, not later than November 16, 2020. The e-mail address of Ms. Smith is sherismith@donegalgroup.com.

Section 2.3 of our by-laws provides that if a stockholder wishes to present at our 2021 annual meeting of stockholders either nominations of persons as candidates for election to the class of our board of directors whose terms expire in 2021 upon the election and taking of office by their successors or an item of business for stockholder action other than pursuant to Rule 14a-8 of the rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals in our by-laws and other applicable SEC regulations. We summarize these by-law provisions below. We must receive written notice of any such proposal that includes all of the information our by-laws require, to the attention of our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547, during the period that begins on November 16, 2020 and that ends on December 16, 2020.

A written proposal of nomination of a candidate for election as a director must set forth:

•	the name and address of the proposing stockholder, as the name and address appears on our stock register, or of the proponent who intends to make the nomination;

•

as to each person whom the proponent nominates for election or reelection as a director, the proponent must disclose all information relating to such person that the proxy rules under the Exchange Act require to be disclosed in a solicitation by an issuer of proxies for the election of directors;

•	the principal occupation or employment for the past five years of each person whose nomination the proponent intends to make;

•

a description of any arrangement or understanding between each person whose nomination the proponent proposes and the proponent with respect to such person’s nomination for election as a director and actions such person proposes to take;

•	the written consent of each person so nominated to serve as a director if elected as a director; and

•

the number of shares of our Class A common stock and the number of shares of our Class B common stock the proponent owns beneficially within the meaning of SEC Rule 13d-3 as well as the number of shares the proponent owns of record.

As to any other item of stockholder business that a proponent intends to bring before our 2021 annual meeting of stockholders, the written proposal must set forth:

•	a brief description of such item of stockholder business;

•	the proponent’s reasons for presenting that item of stockholder business at our 2021 annual meeting of stockholders;

•	any material interest of the proponent in that item of stockholder business;

•	the name and address of the proponent; and

•

the number of shares of our Class A common stock and the number of shares of our Class B common stock the proponent owns beneficially within the meaning of SEC Rule 13d-3 as well as the number of shares the proponent owns of record.

Only candidates stockholders nominate for election as a member of a class of our board of directors in accordance with our by-law provisions as we summarize those provisions in this proxy statement will be eligible for election as a member of a class of our board of directors at our 2021 annual meeting of stockholders. A written proposal relating to stockholder approval of any item of stockholder business other than a nomination for election as a director must include information regarding the matter the stockholder proposes for stockholder action equivalent to the information required under the rules of the SEC if the proponent were to solicit proxies for consideration by our stockholders and approval of the proposed action at a meeting of our stockholders.

At our 2021 annual meeting of stockholders, we will only transact such business as shall have been brought before our 2021 annual meeting of stockholders in accordance with the procedures our by-law provisions establish, as we summarize those procedures in this proxy statement or pursuant to SEC Rule 14a-8. The presiding officer of our 2021 annual meeting of stockholders will have the discretion to determine if a nomination or another item of stockholder business has been proposed in accordance with the procedures we set forth in our by-laws and summarize in this proxy statement. Only stockholder proposals submitted in accordance with the by-law provisions we previously summarize in this proxy statement or pursuant to SEC Rule 14a-8 will be eligible for presentation at our 2021 annual meeting of stockholders, and we will not consider any matter at our 2021 annual meeting of stockholders not submitted in accordance with the procedures we describe in this proxy statement.

HOUSEHOLDING

We may, unless we receive contrary instructions from you, send a single copy of our annual report, proxy statement and notice of annual or special meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family.

If you would like to receive our annual disclosure documents directly in future years rather than from your broker or other nominee holder, or if you and another stockholder share an address and you and the other stockholder would like to receive individual copies of our annual disclosure documents, you should follow these instructions:

•

If your shares are registered in your own name, please contact our transfer agent and inform it of your request to revoke or institute householding by calling Computershare Trust Company, N.A. at (800) 317-4445 or writing to Computershare Trust Company, N.A., at P.O. Box 505000, Louisville, Kentucky 40233. Computershare Trust Company, N.A. will respond to your request within 30 days.

•	If a bank, broker, nominee or other holder of record holds your shares, please contact your bank, broker, nominee or other holder of record directly.

DIRECTOR - STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with our board of directors or with one or more individual members of our board may do so by sending their communication in writing addressed to a particular director or directors, or, in the alternative, to “Non-Management Directors” as a group. Please send your communication to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547 or by e-mail to sherismith@donegalgroup.com with a request that our corporate secretary promptly forward all such communications to the addressee or addressees set forth in the communication. However, we reserve the right not to forward to board members any abusive, threatening or otherwise inappropriate materials.

OTHER MATTERS

Our board of directors does not know of any matter to be presented for consideration at our 2020 Annual Meeting other than the three matters we have described in the accompanying notice of annual meeting and in this proxy statement. However, if any stockholder properly presents such a matter in accordance with our advance notice by-laws and applicable law, we will vote the proxies we receive from our stockholders, in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the judgment of the persons named as proxies in our form of proxy card.

By order of our board of directors,

Kevin G. Burke, President and Chief Executive Officer
March 16, 2020
Marietta, Pennsylvania

DONEGAL GROUP INC. ATTN: JEFFREY D. MILLER 1195 RIVER RD, P.O. BOX 302 MARIETTA, PA 17547

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/15/2020 for shares held directly and by 11:59 P.M. ET on 04/13/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/15/2020 for shares held directly and by 11:59 P.M. ET on 04/13/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees for Class A Directors:			0	0	0

1.	Election of Directors
	Nominees
01 Kevin G. Burke 02 Jack L. Hess 03 David C. King 04 Annette B. Szady
The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain
2.	Approve, on a non-binding advisory basis, the compensation of our named executive officers.							0	0	0
3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020.							0	0	0
NOTE: In their discretion, our proxies are authorized to vote upon such other business as may properly come before our annual meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DONEGAL GROUP INC.

Annual Meeting of Stockholders

April 16, 2020 10:00 AM

This proxy is solicited by the board of directors

The undersigned hereby appoints Daniel J. Wagner and V. Anthony Viozzi, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class A common stock and Class B common stock of Donegal Group Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601, on April 16, 2020 at 10:00 a.m., and at any adjournment or postponement thereof, as set forth on the reverse side of this proxy card.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with our board of directors’ recommendations.

Continued and to be signed on reverse side